                                                                     Exhibit 2.1

                           SHARE EXCHANGE AGREEMENT


                                 BY AND AMONG

                             WESTOWER CORPORATION,
                           MJA COMMUNICATIONS CORP.

                                      AND

                 THE STOCKHOLDERS OF MJA COMMUNICATIONS CORP:

                  MICHAEL J. ANDERSON, CONSTANCE S. ANDERSON
                            AND FRED FAULKNER, III



                           DATED AS OF MAY 29, 1998

                            SHARE EXCHANGE AGREEMENT

                                    CONTENTS

ARTICLE I SHARE EXCHANGE...................................................................     1

     Section 1.1  Exchange of MJA Stock.....................................................    1
     Section 1.2  Increase in Number of Westower Shares Issued to Stockholders..............    2
     Section 1.3  Articles of Share Exchange................................................    3
     Section 1.4  Exchange Ratio............................................................    3
     Section 1.5  Adjustment For Changes....................................................    3
     Section 1.6  Power of Attorney.........................................................    4

ARTICLE II CLOSING AND CLOSING DOCUMENTS...................................................     5

     Section 2.1  Date, Time and Place of Closing...........................................    5
     Section 2.2  Stockholders' Closing Documents; Deliveries to Westower...................    5
          (a)  Stock Certificates..........................................................     5
          (b)  MJA Good Standing Certificates..............................................     5
          (c)  Stockholders' Certificates..................................................     5
          (d)  MJA Officer's Certificate...................................................     6
          (e)  Opinion Of Stockholders' Counsel............................................     6
          (f)  Other Necessary Instruments.................................................     6
     Section 2.3  Westower's Closing Documents: Deliveries to Stockholders..................    6
          (a)  Stock Certificates..........................................................     6


          (b)  Westower's Certificate......................................................     6
          (c)  Opinion of Westower's Counsel...............................................     7
          (d)  Resolutions Authorizing Transaction.........................................     7
          (e)  Other Necessary Instruments.................................................     7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF  MICHAEL J. ANDERSON, FRED FAULKNER, III,
 AND MJA...................................................................................     7

     Section 3.1  Organization and Authority of MJA.........................................    7
     Section 3.2  Power and Authority; Enforceability; No Violation.........................    7
     Section 3.3  No Subsidiaries, Partnerships and Joint Ventures..........................    8
     Section 3.4  Financial Statements......................................................    8
     Section 3.5  No Undisclosed Liabilities................................................    8
     Section 3.6  No Dealings with Officers, Directors, Affiliates, or Stockholders of MJA..    9
     Section 3.7  Taxes.....................................................................    9
     Section 3.8  Contracts.................................................................   11
     Section 3.9  Facts Giving Rise to Possible Claims/Litigation...........................   11
     Section 3.10 Customers and Suppliers..................................................    11
     Section 3.11 Accounts Receivable......................................................    12
     Section 3.12 Corporate Books and Records..............................................    12
     Section 3.13 Title to Properties......................................................    12
     Section 3.14 Conflicts with Laws; Other Instruments...................................    13
     Section 3.15 Governmental Authorizations..............................................    13
     Section 3.16 Claims, Administrative Actions, and Lawsuits.............................    13


     Section 3.17 Leases; No Unowned Assets Utilized.......................................    14
     Section 3.18 Insurance................................................................    14
     Section 3.19 Pooling of Interests.....................................................    15
     Section 3.20 Absence of Certain Changes or Events.....................................    15
     Section 3.21 Real Property: Business Locations........................................    16
     Section 3.22 Environmental Liabilities................................................    17
     Section 3.23 Absence of Questionable Payments.........................................    18
     Section 3.24 MJA's Employees..........................................................    19
     Section 3.25 WARN.....................................................................    19
     Section 3.26 Compliance with Laws.....................................................    20
     Section 3.28 Employee Benefit Plans...................................................    20
          (a)  Benefit Plans...............................................................    20
          (b)  Pension and Welfare Benefit Plans...........................................    20
          (c)  Withdrawal Liability........................................................    21
          (d)  No Prohibited Transactions..................................................    21
          (e)  No PBGC Liability...........................................................    21
          (f)  Full Payment to Plans.......................................................    22
          (g)  Plans In Compliance with Laws...............................................    22
     Section 3.29 Employee List............................................................    22
     Section 3.30 Full Disclosure..........................................................    22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS..................................    23

     Section 4.1 Stock of MJA..............................................................    23

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
     Section 4.2  Ownership of MJA Stock....................................................   23
     Section 4.3  Stockholders' Broker......................................................   23
     Section 4.4  Investment Intent: Resale of Westower Shares..............................   24
     Section 4.5  No Current Registration of Westower Shares................................   24
     Section 4.6  Information Related to Westower Shares....................................   24
     Section 4.7  Knowledgeable.............................................................   24

ARTICLE V REPRESENTATIONS AND WARRANTS OF WESTOWER.........................................    25

     Section 5.1  Westower's Organization and Authority.....................................   25
     Section 5.2  Westower's Compliance with Other Instruments..............................   25
     Section 5.3  Westower's Broker.........................................................   26
     Section 5.4  Westower Shares...........................................................   26
     Section 5.5  Filings with the SEC......................................................   26
     Section 5.6  Subsequent Events:  Investment Information................................   26
     Section 5.7  Financial Statements......................................................   27
     Section 5.8  No Undisclosed Liabilities................................................   27
     Section 5.9  Taxes.....................................................................   27
     Section 5.10 Accounts Receivable......................................................    27
     Section 5.11 Conflicts with Laws; Other Instruments...................................    27
     Section 5.12 Governmental Authorizations..............................................    28
     Section 5.13 Claims, Administrative Actions, and Lawsuits.............................    28
     Section 5.14 Insurance................................................................    29
     Section 5.15 Pooling of Interests.....................................................    29


     Section 5.16 Absence of Certain Changes or Events.....................................    29
     Section 5.17 Environmental Liabilities................................................    31
     Section 5.18 Absence of Questionable Payments.........................................    32
     Section 5.19 Compliance with Laws.....................................................    32
     Section 5.20 Employee Benefit Plans...................................................    33
     Employee Benefit Plans................................................................    33
          (a)  Benefit Plans...............................................................    33
          (b)  Pension and Welfare Benefit Plans...........................................    33
          (c)  Withdrawal Liability........................................................    33
          (d)  No Prohibited Transactions..................................................    33
          (e)  No PBGC Liability...........................................................    34
          (f)  Full Payment to Plans.......................................................    34
          (g)  Plans In Compliance with Laws...............................................    34
     Section 5.21 Blackout Period in Section 6.12..........................................    35
     Section 5.22 Full Disclosure..........................................................    35

ARTICLE VI COVENANTS OF STOCKHOLDERS.......................................................    35

     Section 6.1  Access to Plant and Records...............................................   35
     Section 6.2  Ordinary Course of Business...............................................   35
     Section 6.3  Maintenance of Property...................................................   36
     Section 6.4  No New Material Agreements................................................   36
     Section 6.5  Compensation..............................................................   36
     Section 6.6  Indebtedness..............................................................   36
     Section 6.7  No Securities Issued......................................................   37


     Section 6.8  Repurchase; Dividends.....................................................   37
     Section 6.9  Termination Of Stockholders Agreement.....................................   37
     Section 6.10 Cooperation..............................................................    37
     Section 6.11 Registration Required Prior To Sale of Westower Shares...................    37
     Section 6.12 Blackout Period..........................................................    38
     Section 6.13 Share Exchange...........................................................    38
     Section 6.14 Election to Close Books..................................................    39
     Section 6.15 Transfer of Permits......................................................    39

ARTICLE VII COVENANTS OF WESTOWER..........................................................    39

     Section 7.1 Confidentiality...........................................................    39
     Section 7.2 Westower's Cooperation....................................................    40
     Section 7.3 Registration and Listing of the Westower Shares...........................    40
     Section 7.4 Tax Matters...............................................................    41
     Section 7.5 Election to Close Books...................................................    41

ARTICLE VIII CONDITIONS PRECEDENT TO STOCKHOLDERS' OBLIGATIONS.............................    41

     Section 8.1 Westower's Representations and Warranties.................................    42
     Section 8.2 Westower's Delivery of Documents..........................................    42
     Section 8.3 Stockholder Approval......................................................    42
     Section 8.4 Other Approvals...........................................................    42
     Section 8.5 No Litigation.............................................................    42
     Section 8.6 Waivers and Consents Obtained.............................................    42


ARTICLE IX CONDITIONS PRECEDENT TO WESTOWER'S OBLIGATIONS..................................    43

     Section 9.1  Representations and Warranties............................................   43
     Section 9.2  Lease Agreement...........................................................   43
     Section 9.3  Stockholders' Delivery of Documents.......................................   43
     Section 9.4  Other Approvals...........................................................   43
     Section 9.5  No Litigation.............................................................   44
     Section 9.6  Waivers and Consents Obtained.............................................   44
     Section 9.7  Stockholder Approval......................................................   44
     Section 9.8  Affiliate Letter; Pooling of Interests....................................   44

ARTICLE X INDEMNIFICATION..................................................................    44

     Section 10.1 Indemnification by Stockholders..........................................    44
     Section 10.2 Notice of Asserted Claims by Third Parties...............................    45
     Section 10.3 Investigations; Waivers..................................................    46

ARTICLE XI TERMINATION; WAIVER AND AMENDMENT...............................................    46

     Section 11.1 Termination..............................................................    46
     Section 11.2 Waiver and Amendment.....................................................    47

ARTICLE XII MISCELLANEOUS..................................................................    47

     Section 12.1 Expenses.................................................................    47
     Section 12.2 Compliance with Securities Laws..........................................    48
     Section 12.3 Exhibits Incorporated by Reference.......................................    48
     Section 12.4 Notices..................................................................    48
     Section 12.5 Counterparts.............................................................    50

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

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
     Section 12.6  Party in Interest........................................................   50
     Section 12.7  Entire Agreement; Writing Required to Amend..............................   50
     Section 12.8  Partial Invalidity.......................................................   50
     Section 12.9  Headings.................................................................   50
     Section 12.10 Precedence of Documents.................................................    50
     Section 12.11 Choice of Law; Forum Selection..........................................    51
     Section 12.12 Enforcement Cost........................................................    51
     Section 12.13 Equitable Remedies......................................................    51
     Section 12.14 Stockholder Access to Books and Records.................................    51
     Section 12.15 Joint Approval of Press Release.........................................    52
     Section 12.16 Survival................................................................    52

                                LIST OF EXHIBITS


MJA/STOCKHOLDER'S EXHIBITS                WESTOWER EXHIBITS
-----------------------------------------------------------
Exhibit 3.1                               Exhibit 2.3(b)
Exhibit 3.4                               Exhibit 2.3(c)
Exhibit 3.6                               Exhibit 5.7
Exhibit 3.7(a)
Exhibit 3.7(c)
Exhibit 3.8(a)
Exhibit 3.10(b)
Exhibit 3.13
Exhibit 3.14
Exhibit 3.15
Exhibit 3.16
Exhibit 3.17
Exhibit 3.18 - Where is it?
Exhibit 3.20
Exhibit 3.21
Exhibit 3.22
Exhibit 3.26
Exhibit 3.27
Exhibit 3.28 - Where is it?
Exhibit 3.29 - Where is it?

                            SHARE EXCHANGE AGREEMENT

     This Share Exchange Agreement ("Agreement") is entered as of the 29th day of May 1998 by MICHAEL J. ANDERSON, CONSTANCE S. ANDERSON and FRED FAULKNER, III (collectively the "Stockholders" and any of them individually a "Stockholder"), MJA COMMUNICATIONS CORP., a Florida corporation ("MJA"), and WESTOWER CORPORATION, a Washington corporation ("Westower").

                                    RECITALS

     A. Westower wishes to acquire from Stockholders, on the terms and conditions set forth in this Agreement, all of the issued and outstanding shares of MJA.

     B. The Stockholders are the owners of 100 shares of $1 par value, common stock of MJA (the "MJA Stock").

     C. The MJA Stock represents all of the issued and outstanding capital stock of MJA; and the Stockholders desire to exchange the MJA Stock for common stock of Westower (each share of such stock being a "Westower Share") so as to accomplish and effect a share exchange under the Business Corporation Act of the State of Washington.

     D. It is the intent of the parties that the transaction qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and as a "pooling of interests" for financial accounting purposes.

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements contained herein, Stockholders and Westower hereby agree as follows:

                                   ARTICLE I
                                SHARE EXCHANGE

SECTION 1.1  EXCHANGE OF MJA STOCK

     Subject to the terms and conditions of this Agreement at the Effective Time (as defined below) all the issued and outstanding shares of MJA Stock held of record by the Stockholders in the number and type set forth below opposite the name of each Stockholder, shall be automatically exchanged for the right to receive at least an aggregate of 384,616 Westower Shares as set forth below opposite the name of each Stockholder (the "Share Exchange") plus the additional Westower Shares as set forth in Section 1.2 below. Upon the effectiveness of the Share Exchange, Westower shall be deemed to be the holder of record of all the issued and outstanding shares of MJA Stock, and MJA shall continue to be governed by the laws of the State of Florida.


                                NUMBER OF TYPE OF SHARES              MINIMUM
    NAME OF STOCKHOLDER               OF MJA STOCK           NUMBER OF WESTOWER SHARES
---------------------------------------------------------------------------------------
Michael J. Anderson and                     85                        326,923
Constance S. Anderson
Fred Faulkner, III                          15                         57,693
Total Shares:                              100                        384,616

SECTION 1.2  INCREASE IN NUMBER OF WESTOWER SHARES ISSUED TO STOCKHOLDERS

     If at the Closing (as defined below) the closing price on the preceding day for the Westower Shares, as reported in the Wall Street Journal, is less than Twenty-Six U.S. Dollars ($26.00) per share, then additional Westower Shares shall be issued within 15 calendar days to the Stockholders pro rata with their ownership of MJA shares so that the aggregate value of the Westower Shares issued in exchange for the MJA Stock equals Ten Million U.S. Dollars ($10,000,000.00) valued at the closing price for Westower Shares on the day preceding the Closing. If, however, at Closing, the closing price on the preceding day for the Westower Shares, as reported in the Wall Street Journal, is more than Twenty-Six U.S. Dollars ($26.00) per share, then no additional Westower Shares shall be issued beyond the 384,616 Westower Shares set forth in
Section 1.1. above.

     The Stockholders and Westower agree that on May 29, 1998--that date this transaction closed--the Wall Street Journal reported a closing price for Westower common stock of 25 3/16. As a result, the Westower Shares which Stockholders are entitled, collectively, pursuant to this Section 1.2 to receive an aggregate of 397,023 shares, of which Westower will cause the transfer agent for its shares to issue the following: 337,470 to Michael J. Anderson and Constance S. Anderson and 59,553 to Fred Faulkner, III. Westower shall request that the transfer agent issue the stock with the restrictions set forth in this Agreement and deliver the shares by overnight courier to the respective counsel for the Stockholders set forth in Section 12.4.

SECTION 1.3  ARTICLES OF SHARE EXCHANGE

     The parties hereto agree that the Share Exchange contemplated pursuant to
Section 1.1 shall be effectuated, at the Effective Time (as such term is hereinafter defined), pursuant to articles of share exchange ("Articles of Share Exchange") in accordance with applicable provisions of the Washington Business Corporation Act. Such Articles of Share Exchange shall be filed with Secretary of State of the State of Washington together with any other filings and recordings required by Washington law in connection with the Share Exchange as soon as practicable after the Closing. The term Effective Time, as used herein, means the time at which the Share Exchange becomes effective under the laws of the State of Washington.

SECTION 1.4  EXCHANGE RATIO

     At the Effective Time, each share of MJA Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the holders thereof, automatically be exchanged for the number of shares of Westower Shares equal to the number obtained by dividing 384,616 by 100. Each certificate evidencing ownership of MJA Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of Westower Shares.

SECTION 1.5  ADJUSTMENT FOR CHANGES

     Attached hereto as Exhibit 3.4 is a balance sheet of MJA which has been prepared by MJA and dated as of April 30, 1998 ("April 30 Balance Sheet") which reflects the financial position of MJA as of such date. MJA will prepare, in accordance with U.S. generally accepted accounting principles (GAAP) applied on a basis consistent with MJA's past practice, and deliver to Westower a balance sheet (the "Closing Date Balance Sheet") as of the Closing Date. The Closing Date Balance Sheet shall reflect changes in the financial position between April 30, 1998 and the Closing Date. The equity of the Stockholders shown on the Closing Date Balance Sheet will not have decreased by more than Two Hundred Thousand Dollars (U.S.$200,000). This calculation will exclude the effects on the MJA's balance sheet, prepared in accordance with U.S. generally accepted accounting principles (GAAP) applied on a basis consistent with MJA's past practice, caused by the following allowed transactions of MJA: (1) the $1,500,000 distribution by MJA to Stockholders and (2) an aggregate of $250,000 in reasonable professional fees relating to the transactions with Westower as of the Closing Date. If, after considering the effect of these two allowed transactions, the decrease in the equity of the Stockholders reflected on MJA's balance sheet as of the Closing Date is more than $200,000, then the number of the Westower Shares distributed pro rata to the Stockholders will be reduced by the amount of such decrease in excess of $200,000 divided by U.S.$26.

SECTION 1.6  POWER OF ATTORNEY

     The undersigned Stockholder of MJA is entering into this Agreement pursuant to which his or her shares of MJA Stock will be exchanged for Westower Shares,, and pursuant to which each Stockholder has agreed to indemnify Westower against certain Damages (as defined in Section 10.1 hereof) in accordance with the terms and procedures set forth in Article X hereof. In connection with the foregoing, the undersigned Stockholder hereby irrevocably constitutes and appoints Michael J. Anderson as attorney-in-fact (the "Attorney") of the undersigned Stockholder, with Fred Faulkner, III to serve as the Attorney in the event of the death or legal incapacitation of Michael J. Anderson, with full power and authority of the Attorney to act, including full power of substitution, in the name of and for and on behalf of the undersigned Stockholder with respect to all matters arising after the date hereof in connection with this Agreement and the indemnification of Westower, including, but not limited to, the power and authority to take any and all of the following actions:

          (a) In connection with the indemnification of Westower, to accept on behalf of the undersigned Stockholder notice from Westower of any claim with regard to which Westower is entitled to indemnification pursuant to Section 10.1 hereof, to agree on behalf of the undersigned Stockholder to defend against such claim, to retain legal counsel in connection with any and all matters relating to such claim, to communicate with Westower and to agree with Westower on behalf of the undersigned Stockholder to the resolution or settlement of such claim, to agree to the amount of such indemnification payable by the Stockholders and to agree to the proration of the indemnification amount among the Stockholders, including the undersigned Stockholder; and

          (b) To make, exchange, acknowledge and deliver all such orders, receipts, notices, requests, instructions, certificates, letters, contracts and other writings required by this Agreement after the date hereof, and in general to do all things and take all actions that the Attorney, in his discretion, deems necessary or proper in connection with this Agreement and the indemnification of Westower as fully as could the undersigned Stockholder if personally present and acting.

The power of attorney granted hereby (i) is a special power of attorney coupled with an interest and is irrevocable and (ii) shall survive the delivery of an assignment or other transfer by the undersigned Stockholder of the whole or a portion of his or her interest in the Westower Stock.

     The undersigned Stockholder hereby agrees that the Attorney shall have no liability to the undersigned Stockholder for any actions taken in good faith by the Attorney on behalf of the undersigned Stockholder with respect to or pursuant to the power of attorney granted under this Section 1.6.

                                  ARTICLE II
                         CLOSING AND CLOSING DOCUMENTS

SECTION 2.1  DATE, TIME AND PLACE OF CLOSING

     The sale of the MJA Stock contemplated hereunder shall take place at a closing (the "Closing") to be held at 11:00 a.m. Pacific time on May 29, 1998, as the parties may agree, at the offices of Westower located at 2653 151 Place NE, Redmond, Washington, or at the offices of Perkins Coie LLP located at 1201 Third Avenue, Seattle, Washington. The date on which the Closing occurs is herein referred to as the Closing Date. All documents required to be delivered or actions to be taken at the Closing shall be delivered or performed simultaneously, and no delivery shall be considered to have been made and no action shall be considered to have been performed until all such deliveries or actions have been completed. As used herein, the term "Closing Documents" shall refer to all or any of the documents and certificates enumerated in Section 2.2 and Section 2.3 below.

SECTION 2.2  STOCKHOLDERS' CLOSING DOCUMENTS; DELIVERIES TO WESTOWER

     At the Closing, Stockholders shall deliver or cause to be delivered to Westower the following documents (collectively, the "Stockholders' Closing Documents"):

     (a)  STOCK CERTIFICATES

     Certificates, executed in blank by the Stockholders, or certificates accompanied by assignment separate from certificate executed by each of the Stockholders representing all of the MJA Stock;

     (b)  MJA GOOD STANDING CERTIFICATES

     Certificates, issued by the Secretary of State of Florida, Georgia, North Carolina and South Carolina indicating that MJA is qualified and in good standing within such jurisdictions;

     (c)  STOCKHOLDERS' CERTIFICATES

     A certificate signed by each of the Stockholders dated as of the Closing Date in a form attached hereto as Exhibit 2.2(c). Such certificate, if and when delivered, shall for all purposes of this Agreement constitute an additional representation and warranty of the Stockholders to the same extent as if made in this Agreement;

     (d)  MJA OFFICER'S CERTIFICATE

     A certificate signed by an authorized officer of MJA dated as of the Closing Date in a form attached hereto as Exhibit 2.2(d);

     (e)  OPINION OF STOCKHOLDERS' COUNSEL

     An opinion or opinions of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. counsel for the Stockholders, dated as of the Closing Date, as to the matters described in and in the form attached hereto as Exhibit 2.2(e); and

     (f)  OTHER NECESSARY INSTRUMENTS

     Such other instruments as may be necessary or advisable and reasonably required to effect the purposes hereof

SECTION 2.3  WESTOWER'S CLOSING DOCUMENTS: DELIVERIES TO STOCKHOLDERS

     At the Closing, Westower shall deliver or cause to be delivered to Stockholders the following documents (collectively, the Westower's Closing Documents):

     (a)  STOCK CERTIFICATES

     One or more Stock Certificates in the names of each of the Stockholders representing Westower Shares to be delivered by Westower to each such Stockholder pursuant to Section 1.1 above;

     The manner of delivery will be dispatch by Westower's counsel of facsimiles to Westower's transfer agent requesting that the Westower Shares in the amounts set forth in Section 1.2 be delivered by overnight courier to the respective counsel for the Stockholders set forth in Section 12.4;

     (b)  WESTOWER'S CERTIFICATE

     A certificate dated as of the Closing Date in a form attached hereto as
Exhibit 2.3(b) signed by an authorized officer or representative of Westower. Such certificate, if and when delivered, shall for all purposes of this Agreement constitute an additional representation and warranty of Westower to the same extent as if made in this Agreement;

     (c)  OPINION OF WESTOWER'S COUNSEL

     An opinion or opinions of Perkins Coie LLP, counsel for Westower, dated as of the Closing Date, as to the matters described in and in the form attached hereto as Exhibit 2.3(c);

     (d)  RESOLUTIONS AUTHORIZING TRANSACTION

     A certificate dated as of the Closing Date signed by the Secretary of Westower evidencing all resolutions adopted by the Board of Directors of Westower authorizing the transactions contemplated by this Agreement;

     (e)  OTHER NECESSARY INSTRUMENTS

     Such other instruments as may be necessary or advisable and reasonably required to effect the purposes hereof.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                MICHAEL J. ANDERSON, FRED FAULKNER, III, AND MJA

     Michael J. Anderson, Fred Faulkner, III, and MJA, to the best of their knowledge formed after investigation and due diligence, represent and warrant, jointly and severally, to Westower as follows:

SECTION 3.1  ORGANIZATION AND AUTHORITY OF MJA

     MJA is a corporation duly incorporated, validly existing and its status is active under the laws of the State of Florida and has all requisite power and authority (corporate and other) to own, operate and lease its properties and assets and to carry on its businesses in the same manner as such businesses are now being conducted.

MJA is qualified, and licensed as a foreign corporation, to do business in each of the states listed on Exhibit 3.1, hereof, and, except as disclosed to Westower, is in good standing in each of such states.

SECTION 3.2  POWER AND AUTHORITY; ENFORCEABILITY; NO VIOLATION

     With respect to his or herself only, each Stockholder has full power and authority to execute, deliver and perform his or her obligations under this Agreement, and to consummate the transactions contemplated hereby. All actions on the part of MJA and its respective officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been taken. Assuming due authorization, execution, and delivery by Westower, this Agreement has been duly executed and delivered by each Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against him or her in accordance with its terms, subject, as to enforceability, to bankruptcy and equitable principles.

SECTION 3.3  NO SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES

     MJA owns no interest in any joint venture, other partnership, or in any Subsidiary. The term "Subsidiary" as used in the preceding sentence shall mean:
(a) any corporation more than 40% of whose shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, are owned or controlled directly or indirectly by MJA, or (b) any partnership 50% or more of the partnership interests of which are owned or controlled, directly or indirectly, by MJA.

SECTION 3.4  FINANCIAL STATEMENTS

     Attached hereto as Exhibit 3.4 is a balance sheet of MJA dated as of April 30, 1998 ("April 30th Balance Sheet"). The Stockholders have heretofore delivered to Westower accurate and complete copies of the balance sheet of MJA at December 31 in each of 1996 and 1997, and the related statements of operations and changes in financial position of MJA for each of the years then ended (collectively, the "MJA Audited Financial Statements"). The December 31st Balance Sheet and each of the MJA Audited Financial Statements present fairly, in all material respects, the financial position of MJA at the respective dates thereof, and the results of MJA' operations and changes in financial position, for the periods indicated, all in conformity with GAAP. The April 30th Balance Sheet presents fairly, in all material respects, the financial position of MJA at April 30, 1998, consistent with the past accounting and business practices of MJA.

SECTION 3.5  NO UNDISCLOSED LIABILITIES

     Except as disclosed on Exhibit 3.4 hereof, as of December 31, 1997 and as of April 30, 1998 MJA had no known material liabilities or obligations of any nature, whether absolute, accrued contingent or otherwise and whether due or to become due, that were not reflected on the December 31st Balance Sheet, the April 30th Balance Sheet or the MJA Audited Financial Statements, or in the notes thereto, respectively (except those incurred by MJA in the ordinary course of business thereafter or which are of a type not ordinarily reflected on a balance sheet prepared in accordance with GAAP), and none of the Stockholders knows nor does MJA know of any basis for assertion against MJA of any such liability.

SECTION 3.6 NO DEALINGS WITH OFFICERS, DIRECTORS, AFFILIATES, OR STOCKHOLDERS OF MJA

     Except for the contractual agreements as listed on Exhibit 3.6 attached hereto, as of the date of this Agreement, MJA does not have, directly or indirectly, any contractual arrangements (including any express written employment agreements) with any of its affiliates, stockholders, officers or directors. Without limiting the generality of the foregoing sentence, as of the date of this Agreement and as of the Closing Date, no affiliates, stockholder, officer, director or employee of MJA is, directly or indirectly, under circumstances which individually or in the aggregate are material to the business of MJA, a joint investor or venturer with, or owner, lessor, lessee, licenser or licensee of any real or personal property, tangible or intangible, owned or used by, MJA or was or is a lender to or debtor of MJA.

SECTION 3.7  TAXES

          (a) MJA has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by MJA (whether or not shown on any Tax Return) have been paid or properly accrued. Except as set forth on Exhibit 3.7(a), MJA is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where MJA does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of MJA that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) MJA has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any Tax Liability of MJA either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders and the directors and officers (and employees responsible for Tax matters) of MJA has knowledge based upon personal contact with any agent of such authority. Exhibit 3.7(c) lists all Tax Returns filed with respect to MJA that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Stockholders have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by MJA since December 31, 1995.

          (d) MJA has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) MJA has not filed a consent under Code section 341(f) concerning collapsible corporations. MJA has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G. MJA has not been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). MJA is not a party to any Tax allocation or sharing agreement. MJA (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has no liability for the Taxes of any person under section 1.1502-6 of the treasury regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) The unpaid Taxes of MJA (i) did not, as of April 30, 1998, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the April 30, 1998 Balance Sheet (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of MJA in filing their Tax Returns.

          (g) MJA has made a valid election to be treated as an S corporation within the meaning of Section 1361 of the Code ("S Corporation"), and such election has been in effect for each of MJA's taxable years commencing from incorporation and ending on or before the Closing Date. MJA has qualified and will qualify as an

S Corporation at all times from election up to and including the Closing Date. MJA has not been and will not be subject to any Taxes pursuant to Section 1363(d) or Section 1374 of the Code at any time up to and including the Closing Date.

          (h) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          (i) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 3.8  CONTRACTS

     Exhibit 3.8(a) contains a true and complete list of all contracts, agreements, arrangements and understandings, or written, to which MJA is a party or by which MJA is bound which (1) could result in an obligation of more than $50,000 to MJA or which could result in receipt of more than $50,000 by MJA or
(2) are between MJA and an entity controlled by Michael J. Anderson, including, without limitation, all guaranties, promissory notes and security agreements, license agreements, purchase and supply agreements, and agreements relating to the borrowing of money. To MJA's Knowledge, except as set forth in such Schedule 3.8(a), all such contracts are valid, binding and enforceable in accordance with their terms against each party thereto and are in full force and effect; MJA has performed in all material respects all obligations imposed on it thereunder; and, other than payment defaults by MJA, to MJA's Knowledge neither MJA nor any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. True and complete copies of each such contract entered into outside the normal course of MJA's business have been delivered to Westower. MJA has not received notice, nor is MJA otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder. Without limiting the generality of the foregoing, (1) MJA no longer any obligation to First Union or its successor in interest under any guaranty, line of credit, (2) MJA has not pledged collateral to secure the obligations owed by Michael J. Anderson to First Union, and (3) MJA has not entered into contracts with corporations controlled by Michael J. Anderson except as disclosed to Westower. The term "MJA Knowledge," as used in this Agreement, shall mean to the knowledge, formed after reasonable investigation and due diligence, of any of the officers of MJA.

SECTION 3.9  FACTS GIVING RISE TO POSSIBLE CLAIMS/LITIGATION

     To MJA's Knowledge, there are no facts that could furnish the basis for a dispute with MJA or a claim that could be brought against MJA in litigation or arbitration.

SECTION 3.10  CUSTOMERS AND SUPPLIERS

     Exhibits 3.10(a) and 3.10(b), attached hereto, respectively, set forth (a) a complete and accurate list of customers accounting for 2% or more of MJA's revenues in any given fiscal year during the past two fiscal years, showing the approximate total revenues from each such customer during such periods and (b) a complete and accurate list of MJA's suppliers from whom MJA purchased 5% or more of its goods or services in any given year during the past two fiscal years.

SECTION 3.11  ACCOUNTS RECEIVABLE

     Except as disclosed on Exhibit 3.4, all accounts and notes receivable of MJA reflected on the December 31st Balance Sheet are bona fide, and have arisen in the ordinary course of business. Except as disclosed on Exhibit 3.4, the April 30th Balance Sheet contains adequate provisions for doubtful accounts in accordance with GAAP. Notwithstanding the foregoing, except as disclosed on
Exhibit 3.4, Stockholders do not warrant collectibility of any particular accounts and notes receivable contained in the accounts and notes receivable reflected on the December 31st Balance Sheet or the April 30th Balance Sheet.

SECTION 3.12  CORPORATE BOOKS AND RECORDS

     MJA has furnished to Westower's representatives for their examination true and complete copies of (a) MJA's Articles of Incorporation and Bylaws of MJA as currently in effect, including all amendments thereto, (b) MJA's minute books, which books are substantially complete in all material respects, and (c) MJA's stock transfer books. Such minutes reflect all documented meetings of MJA's shareholders and Board of Directors and any committees thereof since MJA's inception, and accurately reflect in all material respects the events of and actions taken at such meetings

SECTION 3.13  TITLE TO PROPERTIES

     Except as to liens disclosed in Exhibit 3.13 (the "Existing Lien") and the Permitted Liens, MJA owns good and marketable title, free and clear of all mortgages, liens, pledges, charges and encumbrances, to all the properties and assets reflected on the December 31st Balance Sheet and the April 30th Balance Sheet. The term Permitted Liens, as used herein, shall include municipal and zoning ordinances, rights of way, mineral reservations, recorded easements, such state of facts an accurate survey would show, building and use restrictions and covenants, liens imposed by law, imperfections, irregularities and defects incurred in the ordinary course of business or obligations not yet due to carriers, warehousemen, laborers, materialmen and the like and liens for real and personal property taxes, assessments or like governmental charges not yet delinquent and payable without penalty.

SECTION 3.14  CONFLICTS WITH LAWS; OTHER INSTRUMENTS

     Except as to matters disclosed in Exhibit 3.14, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by any Stockholder or MJA with any of the provisions hereof will: (a) to MJA's Knowledge, conflict with, or result in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligations (including without limitation MJA' Articles of Incorporation and By-laws) to which MJA is a party or by which it or any of its properties or assets may be bound, except where such breach or default will not have a material adverse effect on MJA's business or (b) violate any order, writ, injunction or decree applicable to MJA or any of its or their properties or assets. To MJA's Knowledge no consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by the Stockholders of this Agreement. Except for the risk of a general economic downturn or moratoria affecting MJA's business of the types described in documents Westower has caused to be filed with the SEC, to MJA's Knowledge, there are no changes in any regulation, ordinance, law, order or other requirement materially affecting any property or operation of MJA or any condemnation proceeding pending, or threatened, which will prohibit MJA from continuing the use of any of its properties or assets or from continuing to operate its business substantially in the manner in which it has been conducted prior to the Closing Date.

SECTION 3.15  GOVERNMENTAL AUTHORIZATIONS

     Except as set forth on Exhibit 3.15, to MJA's Knowledge, MJA has, consistent with good business practice, all such licenses, permits, clearances and other authorizations from the United States federal, state and local as well as all foreign national provincial and local, authorities as MJA deems necessary for the conduct of its business and operations for which the failure to have such licenses, permits, clearances, and other authorizations would have a material adverse effect on MJA's business.

SECTION 3.16  CLAIMS, ADMINISTRATIVE ACTIONS, AND LAWSUITS

     Except as disclosed in Exhibit 3.16 hereof and except as to those matters which have been settled or otherwise resolved prior to the date hereof, MJA is not aware of and has not been served with, any notice or claim by any governmental agency, customer, employee or any other party whatsoever relating to: (a) the business or operations of MJA; (b) any infringement or misappropriation of any patent or other intellectual property right in connection with performance of the services provided by MJA and/or any equipment manufactured or sold by MJA; (c) any environmental claim associated with operations of MJA or the ownership or operation of any property or properties by MJA; (d) any claim of non-compliance by MJA under the Occupational Safety and Health Act, any foreign safety laws or other applicable governmental safety regulation; (e) any negligence claims or errors and omissions claims with respect to any services performed by MJA prior to the Closing Date or any goods or products sold by MJA prior to the Closing Date; (f) any violation of any term or condition of any permit or license held by MJA; (g) any Workers' Compensation statutes (other than matters as are not reportable on Form OSHA 200) and any other applicable worker health or safety, equal employment opportunity or discrimination, wage and hour, collective bargaining agreement, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description; or (h) any litigation of any type related in any way to the business and operations of MJA.

SECTION 3.17  LEASES; NO UNOWNED ASSETS UTILIZED

     On Exhibit 3.17 are listed the real property leases and material operating leases of MJA. Other than the assets reflected on the December 31st Balance Sheet and the assets that are the subject of the leases listed on Exhibit 3.17, there are no other material assets or properties necessary or utilized in the business and operations of MJA. To MJA's Knowledge, all of the leases disclosed in Exhibit 3.17 hereof are in good standing and are valid and effective in accordance with their respective terms and, to MJA's Knowledge, no material breach or default of MJA or by any other party thereto exists or has been asserted with respect to any thereof, including but not limited to a failure on the part of MJA to pay any rents that have accrued under any such leases.

SECTION 3.18  INSURANCE

     On Exhibit 3.18 hereof is a list of all policies of fire, liability, title and other forms of insurance held by MJA and of all material claims pending thereunder, copies of all of which have been made available to Westower. All such policies will be in force on the Closing Date in accordance with their respective terms, including without limitation, with respect to any insured losses resulting from occurrences prior to the Closing Date. MJA is not in material default with respect to any provisions of any such policy and has not failed to give any notice or failed to present any material claim thereunder, as to which it has knowledge, in due and timely fashion.

SECTION 3.19  POOLING OF INTERESTS

     To MJA's Knowledge, there are no facts relating to MJA or Stockholders that preclude the transactions contemplated by this Agreement from qualifying for "pooling of interests" accounting treatment. Stockholders are not aware of any affiliates of MJA owning shares of Westower. Stockholders do not intend to make any disposition of the Westower shares contrary to the restrictions in the affiliates letter described in Section 9.8.

SECTION 3.20  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as to matters disclosed in Exhibit 3.20 hereof, since December 31, 1997, as relates to MJA, there has not been:

          (a) any loss, damage or destruction in the nature of a casualty loss or otherwise, whether covered by insurance or not, of any asset or assets, the destruction of which, taken singly or in the aggregate is material to the business and operations of MJA;

          (b) except for the risk of a general economic downturn or moratoria affecting MJA's business of the types described in documents Westower has caused to be filed with the SEC, to the knowledge of Stockholders, the adoption, promulgation or rescission of any statute, regulation, order, ordinance or other law, the adoption, promulgation or rescission of which materially and adversely affects any of the business and operations of MJA as they are currently being conducted;

          (c) any material failure to maintain the books and records of MJA in the usual, regular and ordinary manner and in accordance with good business practice and GAAP;

          (d) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of MJA or any direct or indirect redemption, purchase or other acquisition of any capital stock of MJA by or on behalf of MJA;

          (e) any issuance or sale by MJA of any of its or their stock, bonds or other securities;

          (f) any labor controversy or the threatening of any strike, work stoppage or slowdown materially affecting the business or assets of MJA;

          (g) any sale, sale/lease back transfer, or other disposition of any material tangible asset of MJA (material for purposes of this Section being any transaction or agreement having a value in excess of $100,000), except in the ordinary course of business, other than agreements relating to the purchase and sale of inventory and/or contract equipment in the ordinary course of business in excess of $100,000, or any sale, assignment, transfer or other disposition of any of its material patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

          (h) any amendment, termination or waiver of any right of material value belonging to MJA;

          (i) any increase in the compensation payable or to become payable by MJA to any of its or their officers, employees or agents, other than normal merit and cost-of-living increases in accordance with the general prevailing practices of MJA existing prior to the date of this Agreement;

          (j) any changes with respect to MJA's ordinary and customary practices with respect to the invoicing of customers, the collection of any of the accounts receivable, and payment of any accounts payable; or

          (k) except for the risk of a general economic downturn or moratoria affecting MJA's business of the types described in documents Westower has caused to be filed with the SEC, any material change in the nature of the business of MJA.

SECTION 3.21  REAL PROPERTY: BUSINESS LOCATIONS

     Except as to the properties at the locations disclosed on Exhibit 3.21 hereof, MJA own no real property. All of the offices, manufacturing facilities and/or warehouse facilities, (collectively, the "MJA Facilities" and any of them singly a "MJA Facility") maintained or utilized by MJA, whether owned, rented or occupied, in the conduct of any of their businesses are and on the Closing Date will be located on the owned properties described on Exhibit 3.21 hereof or on the leased properties described on Exhibit 3.17 hereof. MJA has not, and to MJA's Knowledge the owner of any of the MJA Facilities has not, heretofore received any notice of any pending condemnation or similar proceeding or charge affecting the MJA Facilities or any portion thereof, is not aware that any such proceeding or charge is contemplated; and, except as listed on Exhibit 3.21 hereto, has not received any notice of a proposed increase in assessed valuation of any of the MJA Facilities. To MJA's Knowledge: (a) the existing water, sewer, gas and electricity lines, storm sewer and other utility systems on any of the MJA Facilities as of the date hereof are adequate to serve the utility needs of such facilities for the business purposes presently conducted thereon;
(b) there are no material structural defects in any of the buildings or other improvements related to any of the MJA Facilities; (c) the heating, electrical, plumbing and drainage at, or servicing each of the MJA Facilities and all facilities and equipment relating thereto are in working order; (d) MJA has received no notice that a default exists or breach exists and, to MJA's Knowledge, no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way or easements affecting any real property associated with any of the MJA Facilities or any portion of any such facilities; and (e) no fact or condition exists which would result in the termination of the current access from any of the MJA Facilities to any presently existing highways and roads adjoining or situated on any such facilities

SECTION 3.22  ENVIRONMENTAL LIABILITIES

     Except as disclosed on Exhibit 3.22 hereof or as may be determined or disclosed to Westower in the work performed for Westower in connection with this Agreement, to MJA's Knowledge, in the operation of the business of MJA prior to the Closing Date, including but not limited to the ownership or operation of any real properties, MJA: (a) is not aware that it is in violation of any existing common law or any federal foreign, state or local laws, regulations, statutes or ordinances relating to personal injury arising out of Hazardous Substances (as such term is hereinafter defined) or protection of the environment (collectively, the "Environmental Laws"); (b) possesses all of the material permits, licenses, approvals and identification numbers required under any Environmental Laws for the operation of each of the

MJA Facilities in the manner in which any such facility is presently operated, all of which permits, licenses, approvals and identification numbers are described on Exhibit 3.19 hereof; (c) is in compliance in all material respects with all permits, licenses and approvals required by any of the Environmental Laws for the operation of each of MJA Facilities in the manner in which each such facility is currently being operate, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (d) is not aware of any conditions that will affect the continued validity after the Closing Date of all such permits, licenses and approvals required by any Environmental Laws for the operation of any of the MJA Facilities in the manner in which it is currently being operated;
(e) is not aware of the existence of any pending or threatened suits, proceedings, investigations or claims with respect to sites of, or the operations conducted at any of the MJA Facilities relating to the enforcement of any Environmental Laws or to determine the existence of any environmental liabilities; (f) is not aware of the existence of any pending or threatened suits, proceedings or claims by any third parties for damages or injunctive relief arising out of the presence of any emissions, discharges, releases or threatened releases, storage, transportation or the handling of pollutants, contaminants, regulated wastes or hazardous wastes (collectively, the Hazardous Substances) on or off the sites of any of MJA Facilities allegedly caused, directly or indirectly, by the operations of MJA at any such facility; (g) is not aware of the existence of any citizen complaint relating to the site of any of the MJA Facilities or the operations of MJA at any such facility; (h) other than normal wear and tear on equipment that may alter its performance, is not aware of any existing circumstances that may interfere with the continued compliance with any existing permit, license or approval required by statute or regulations for the operation of any of the MJA Facilities in the manner in which it is presently operated, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (i) is not aware of the occurrence of any spill discharge, deposit or other release of any Hazardous Substances, in excess of reportable quantities under Federal or state environmental laws and which has led or is likely to lead to enforcement actions by governmental agencies, at any of the MJA Facilities caused, directly or indirectly, by MJA; (j) is not aware of any asbestos conditions at any of the MJA Facilities; (k) is not aware of any transformers, fixtures or other electrical equipment containing PCB's installed in, affixed to or located at any of the MJA Facilities; (l) is not aware of any storage tanks, in excess of 250 gallons, for petroleum or hazardous substances located at any of the MJA Facilities, whether above ground, underground or within a structure; (m) is not aware of any current or prior use of the premises of the MJA Facilities which would give rise to liability under any Environmental Laws; and (a) is not aware of any potential liability under any Environmental Laws arising out of any pre-Closing utilization of or operations at any of the MJA Facilities by MJA or other third parties and has not been placed on notice of any claim of any governmental agency or other regulatory body claiming violation of any Environmental Laws or requiring any remediation or cleanup with respect to any of the MJA Facilities or requiring any change in the means or methods of operation of any such facility.

SECTION 3.23  ABSENCE OF QUESTIONABLE PAYMENTS

     To MJA's Knowledge, neither MJA nor any of its directors, officers, agents, employees or any other Person acting on behalf of MJA has used any of MJA's funds for improper or unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others. Neither MJA nor any of its current directors, officers, agents, employees or any other Person acting on behalf of MJA has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. MJA has at all times complied, and is in compliance, in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act, as amended, and other applicable domestic and foreign laws and regulations relating to corrupt practices and similar matters.

SECTION 3.24  MJA'S EMPLOYEES

     Except as disclosed on Exhibit 3.16, to MJA's Knowledge there are no outstanding claims for wages, vacations, or other benefits or compensation of any type or description, whether currently payable or deferred under any defined benefit pension plan, any defined contribution pension plan, any implied or deemed employee benefit or plan, or any welfare plan or otherwise or any other policy, program or practice, whether formal or informal, by any of MJA' employees or any other individuals covered by or eligible under such plans or programs, other than wages that will become due for current pay periods and/or benefits that have accrued through the Closing Date and will become payable in the future. To the best knowledge of Stockholders after due diligence and investigation and except as disclosed on Exhibit 3.16 hereof, Stockholders are aware of no claimed, threatened or existing claims by any of MJA' employees with respect to any applicable Workers' Compensation, worker health or safety, equal employment opportunity or discrimination, wage and hour, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description. Except as disclosed on Exhibit 3.16 hereof, there is no collective bargaining agreement in existence between MJA and a collective bargaining representative for any of MJA' employees, Except as disclosed on
Exhibit 3.16 hereof, during the one (1) year period immediately preceding the date of this Agreement, Stockholders and MJA are not aware of any union organizing activities or proceedings involving, or any petitions for election of or demands for recognition by, a labor union or labor organization as the exclusive bargaining agent for any of MJA's employees. MJA had not received notice of any proceeding involving MJA currently pending before the National Labor Relations Board, including but not limited to any wherein a labor organization is seeking representation of any of MJA's employees.

SECTION 3.25  WARN

     MJA has not taken, or caused to be done, any action which may cause or have the effect of causing any of the provisions of Worker Adjustment and Retraining Notification Act ("WARN") to be applied or become applicable to MJA, Stockholders or Westower. As of the date of this Agreement Stockholders and MJA do not, and will not as of the Closing Date unless prior notice is given by Stockholders to Westower, know of any fact or facts which could cause MJA, Stockholders or Westower to be deemed to have engaged in a plant closing or mass lay-off (as those terms are defined in WARN).

SECTION 3.26  COMPLIANCE WITH LAWS

     Except as provided in Exhibit 3.26 hereto, to MJA's Knowledge, MJA has complied in all material respects with and is currently complying in all material respects with all applicable federal state and local statutes, regulations, orders, ordinances and other laws material to the ownership and use of the properties of MJA, the utilization of any properties leased by MJA and the operation of the business of MJA.

SECTION 3.28  EMPLOYEE BENEFIT PLANS

     (a)  BENEFIT PLANS

     Exhibit 3.28 hereof contains an accurate and complete list of each bonus, deferred compensation, hospitalization or other medical stock purchase, pension, life or other insurance, profit sharing or retirement plan or arrangement, and other employee benefit plan or arrangement maintained or contributed to by MJA, whether formal or informal and whether legally binding or not. MJA and the Stockholders have heretofore delivered to Westower true and complete copies of the documents governing all such plans or arrangements as in effect on the date hereof and at all times hereafter to and including the date of Closing. MJA has no plan or commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement or to modify or change any existing plan or arrangement, except with respect to the MJA's 401(k) Profit Sharing Plan, which is being revised to reflect changes in the laws governing tax-qualified pension plans made by the Tax Reform Act of 1986 and other legislative and regulatory actions. MJA has heretofore delivered to Westower a complete copy of the most recent draft of the MJA 401(k) Profit Sharing Plan.

     (b)  PENSION AND WELFARE BENEFIT PLANS

     Exhibit 3.28 sets forth a true and complete list of each of the "employee pension benefit plans" and the "employee welfare benefit plans, as such terms are defined in Sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently maintained by or contributed to by MJA (collectively, the "Plans") and the fiscal year end for each. To MJA's Knowledge, each of the Plans has been administered in compliance with its terms and all filing, reporting, disclosure and other requirements of ERISA and the requirements of the Code have been satisfied with respect to each of the Plans.

     (c)  WITHDRAWAL LIABILITY

     Except as disclosed on Exhibit 3.28 hereto, MJA's Knowledge, no amount of "withdrawal liability" (as that term is used in Section 4201 of ERISA) has been or is reasonably expected to be assessed against MJA, nor is MJA otherwise aware of any facts or circumstances that could lead to assessment of withdrawal liability, nor has MJA been notified by any multi-employer plan (as that term is defined in Section 4001(a)(3) or ERISA) that such multi-employer plan is in reorganization or insolvency within the meaning of Section 4241 or Section 4245 of ERISA or that such multi-employer plan intends to terminate or has terminated under Section 4041A of ERISA. To MJA's Knowledge, MJA has not withdrawn, either partially or completely, from any multi-employer plans listed on Exhibit 3.28 hereof.

     (d)  NO PROHIBITED TRANSACTIONS

     To MJA's Knowledge, neither any of the Plans nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) in connection with which any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (e)  NO PBGC LIABILITY

     As of the date of this Agreement, MJA is not aware and has received no notice that it has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any of the Plans or with respect to any other employee benefit plan maintained or contributed to by MJA that has been terminated or otherwise discontinued prior to the date of this Agreement. To the best of MJA's Knowledge, the PBGC has not instituted proceedings to terminate any of the Plans. MJA HAS NOT received any notice of and has no knowledge of a "reportable event" (within the meaning of Section 4043(b) of ERISA). Except as is set forth on Exhibit 3.28 hereof, no Plan to which Title IV of ERISA applies has been terminated whose "date of termination" (within the meaning of Section 4048 of ERISA) occurred after September 1, 1974. To MJA's Knowledge, no event has occurred and there exists no condition or set of circumstances as of the date of this Agreement, which presents a material risk as of such date of the termination of any of the Plans which could result in any liability on the part of MJA to the PBGC.

     (f)  FULL PAYMENT TO PLANS

     Full payment has been made of all amounts which MJA is required to pay under the terms of each of the Plans as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. Except as disclosed on Exhibit 3.28 hereto, to MJA's Knowledge none of the Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement or the most recent contribution date as required under the terms of any such Plans if later.

     (g)  PLANS IN COMPLIANCE WITH LAWS

     To MJA's Knowledge, each of the employee benefit plans maintained or contributed to by MJA, including, without limitation, the Plans, is in compliance with applicable federal, state and local laws, including but not limited to ERISA and the applicable laws of jurisdictions outside of the United States. To the best of MJA's Knowledge each of the Plans that is intended to be "qualified" has been administered in accordance with the requirements of Section 401(a) of the Code, but no determination letter has been requested or received from the IRS with respect to qualification of such Plans, and no facts or circumstances exist which would adversely affect the qualified status of the Plans, except that the MJA's 401(k) Profit Sharing Plan is being revised to reflect changes in the laws governing tax-qualified pension plans made by the Tax Reform Act of 1986 and other legislative and regulatory actions. Except as may be disclosed on Exhibit 3.16 no matter relating to any of the Plans is pending before any court or governmental agency. None of the representations set forth in this subsection (g) are given with respect to any multi-employer plan (as defined in Section 4001(a)(3) of ERISA) to which MJA contributes or has contributed.

SECTION 3.29  EMPLOYEE LIST

     The list of MJA Employees attached hereto as Exhibit 3.29 list each employee of MJA who has been employed by MJA for a period of at least one year before the date of Closing.

SECTION 3.30  FULL DISCLOSURE

     No information furnished by MJA to Westower in connection with this Agreement (including, but not limited to, the MJA Financial Statements and all information in the Schedules and Exhibits hereto) is false or misleading in any material respect. MJA has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement not misleading.

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Stockholders, jointly and severally, represent and warrant to Westower as follows:

SECTION 4.1  STOCK OF MJA

     The authorized capital stock of MJA consists of one hundred (100) shares of $1 par value common stock. The MJA Stock constitutes all of the capital stock of MJA which is issued and outstanding, all of which stock is validly issued and outstanding, fully paid and non-assessable. No person has any preemptive right to purchase or subscribe for any of the common stock of MJA or any other securities of MJA arising out of any issuance or sale by MJA of any shares of its authorized but unissued common stock or any other securities of MJA prior to the Closing Date. There are no outstanding securities of MJA which are convertible into or exchangeable for any shares of its capital stock and there is no existing contract, option, warrant, call or similar commitment of any character granted or issued by

MJA calling for or relating to the issuance or transfer of shares of capital stock or any other securities of MJA.

SECTION 4.2  OWNERSHIP OF MJA STOCK

     Each of the Stockholders owns and holds of record the number of shares of MJA Stock which are to be delivered by said Stockholder pursuant to Section 1.1 hereof. Each of the Stockholders has good title to said shares of Stock free and clear of all claims, liens, charges and encumbrances of any nature whatsoever. Each of the Stockholders has full power over said shares of MJA Stock subject to no proxy, shareholders' agreement or voting trust other than as provided herein, and has full right, power and authority to consummate the Share Exchange in the manner provided for in this Agreement.

SECTION 4.3  STOCKHOLDERS' BROKER

     Stockholders have not utilized the services of any broker in arranging for the transactions contemplated by this Agreement. There are no investment bankers, brokers or other like entities that will claim from Westower any broker's, finder's, or like fee on account of services performed for Stockholders in connection with the consummation of the transactions contemplated by this Agreement. Westower acknowledges and agrees that Suncoast Capital Corp. will be paid $215,000 by MJA pursuant to its advisory agreement with MJA.

SECTION 4.4  INVESTMENT INTENT: RESALE OF WESTOWER SHARES

     The Westower Shares received by the Stockholders with respect to the Share Exchange are being obtained by the Stockholders for investment, for his or her own account, not as a nominee or agent and not with a view to any distribution, sale or subdivision thereof.

SECTION 4.5  NO CURRENT REGISTRATION OF WESTOWER SHARES

     The Stockholders each acknowledge and understand that the Westower Shares issued to him or her as part of the Share Exchange have not been registered with the Securities and Exchange Commission or with any state official or agency and are being offered and issued pursuant to exemptions from registrations set forth in the Securities Act of 1933 and applicable state blue sky laws, and that no governmental agency has recommended or endorsed the Westower Shares or made any finding or determination relating to the fairness of the Share Exchange.

SECTION 4.6  INFORMATION RELATED TO WESTOWER SHARES

     The Stockholders have each received and had an opportunity to review the following documents: (a) Final Prospectus filed October 10, 1997; (b) Form 8A filed October 14, 1997 and (c) Form 10-Q filed January 15, 1998 (hereinafter, collectively the Westower Information.). Each of the Stockholders acknowledges that Westower has made available to the Stockholders the opportunity to ask questions and receive answers concerning Westower, this Agreement and the Westower Shares and to obtain any additional information which Westower possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of such additional information and/or the Westower Information.

SECTION 4.7  KNOWLEDGEABLE

     Each of the Stockholders possess such knowledge and experience in financial and business matters or has been advised by such persons who do possess such knowledge that he or she is capable of evaluating the merits and risks of the investment in Westower Shares contemplated by the Share Exchange.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTS OF WESTOWER

     Westower represents and warrants to Stockholders as follows:

SECTION 5.1  WESTOWER'S ORGANIZATION AND AUTHORITY

     Westower is a corporation duly organized, validly existing and is in good standing under the laws of the State of Washington. Westower has the full power and authority to execute and deliver this Agreement and carry out and perform its undertakings and obligations under this Agreement and each of Westower's Closing Documents. The execution and delivery by Westower of this Agreement and the consummation by Westower of the transactions contemplated in this Agreement, including the execution and performance of each of Westower's Closing Documents, have been duly authorized by all proper and requisite proceedings and will not conflict with or breach any provision of any agreement or other instrument (including Westower's Articles of Incorporation and By-laws) to which Westower is a party or by which it or its properties or assets is bound. This Agreement has been, and each of Westower's Closing Documents will be, duly and validly executed and delivered by Westower. Assuming due authorization, execution and delivery by Stockholders, this Agreement is, and each of Westower's Closing Documents will be, the legal valid and binding obligation of Westower, enforceable against it in accordance with their respective terms, subject, as to enforceability, to bankruptcy and other equitable principles. Westower has all requisite power and authority to own, lease and operate its properties and is duly licensed and qualified to do business and in good standing in each of the states in which the nature or character of its business and operations require it to be qualified.

SECTION 5.2  WESTOWER'S COMPLIANCE WITH OTHER INSTRUMENTS

     Westower will not be on the Closing Date in violation of any term of, or will have obtained a waiver of any applicable violation of, its Certificate of Incorporation or by-laws or any indenture, contract, agreement or instrument affecting or related to Westower Shares to which Westower is a party, or any judgment, decree or order binding upon Westower or its properties. The execution, delivery and performance of and compliance with this Agreement and Westower's Closing Documents will not result in any such violation for which such a waiver has not been obtained or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the Westower Shares to exchanged for MJA Stock hereunder. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by Westower of this Agreement.

SECTION 5.3  WESTOWER'S BROKER

     Westower has not utilized the services of any broker in arranging for the transactions contemplated by this Agreement. There are no investment bankers, brokers or other like entities that will claim from Stockholders any broker's, finder's, or like fee on account of services performed for Westower in connection with the consummation of the transactions contemplated by this Agreement.

SECTION 5.4  WESTOWER SHARES

     The Westower Shares, when issued, delivered and exchanged for the MJA Stock in accordance with this Agreement and the Articles of Share Exchange, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights.

SECTION 5.5  FILINGS WITH THE SEC

     Westower has made all filings with the SEC that it has been required to make within the past three years under the Securities Act of 1933, as amended (the Securities Acts), and the Securities Exchange Act of 1934, as amended (the Exchange

Acts and collectively, the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.6  SUBSEQUENT EVENTS: INVESTMENT INFORMATION

     Subsequent to the respective dates as of which information is given in the Public Reports, there has been no material adverse change or any fact known to Westower and not disclosed to the Stockholders that could reasonably be expected to result in a material adverse change in the business or financial condition of Westower, and, except as disclosed in the Public Reports, there is no litigation or governmental proceeding to which Westower is a party or to which any property of Westower is subject or that is pending or, to the knowledge of Westower, contemplated against Westower that might result in any material adverse change in the business or financial condition of Westower.

SECTION 5.7  FINANCIAL STATEMENTS

     The February 28, 1998 Balance Sheet attached hereto as Exhibit 5.7 presents fairly, in all material respects, the financial position of Westower as of that date, and the results of Westower's operations and changes in financial position, for the periods indicated, all in conformity with GAAP, consistent with past accounting practices and business practices. "Material" as used in this Section means within Four Hundred Thousand U.S. Dollars ($400,000) of Westower's actual financial condition.

SECTION 5.8  NO UNDISCLOSED LIABILITIES

     Westower had no known material liabilities or obligations of any nature, whether absolute, accrued contingent or otherwise and whether due or to become due, that were not reflected on the balance sheet attached as Exhibit 5.7 or in the notes thereto, respectively (except those incurred by Westower in the ordinary course of business thereafter or which are of a type not ordinarily reflected on a balance sheet prepared in accordance with GAAP), and Westower is not aware of any basis for assertion against Westower of any such liability.

SECTION 5.9  TAXES

     Westower has paid or adequately accrued for all material tax obligations, and Westower has filed all its material tax returns which have become due and for which no extension have been sought.

SECTION 5.10  ACCOUNTS RECEIVABLE

     All accounts and notes receivable of Westower reflected on the balance sheet attached as Exhibit 5.7 are bona fide, and have arisen in the ordinary course of business. The balance sheet attached as Exhibit 5.7 contains adequate provisions for doubtful accounts in accordance with GAAP. Notwithstanding the foregoing, Westower does not warrant collectibility of any particular accounts and notes receivable contained in the accounts and notes receivable reflected on the balance sheet attached as Exhibit 5.7.

SECTION 5.11  CONFLICTS WITH LAWS; OTHER INSTRUMENTS

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by any Westower with any of the provisions hereof will: (a) to Westower's Knowledge, conflict with, or result in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any note, bond, mortgage indenture, license, agreement or other instrument or obligations (including without limitation Westower's Articles of Incorporation and By-laws) to which Westower is a party or by which it or any of its properties or assets may be bound, except where such breach or default will not have a material adverse effect on Westower's business or (b) violate any order, writ, injunction or decree applicable to Westower or any of its or their properties or assets.
To Westower's Knowledge no consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by Westower of this Agreement. Except for the risk of a general economic downturn or moratoria affecting Westower's business of the types described in documents Westower has caused to be filed with the SEC, to Westower's Knowledge, there are no changes in any regulation, ordinance, law, order or other requirement materially affecting any property or operation of Westower or any condemnation proceeding pending, or threatened, which will prohibit Westower from continuing the use of any of its properties or assets or from continuing to operate its business substantially in the manner in which it has been conducted prior to the Closing Date. "Westower's Knowledge" as used in this Agreement means the knowledge of its corporate officers which knowledge is formed after reasonable investigation and due diligence.

SECTION 5.12  GOVERNMENTAL AUTHORIZATIONS

     Westower has, consistent with good business practice, all such licenses, permits, clearances and other authorizations from the United States federal, state and local as well as all foreign national provincial and local, authorities as Westower deems necessary for the conduct of its business and operations for which the failure to have such licenses, permits, clearances, and other authorizations would have a material adverse effect on Westower's business.

SECTION 5.13  CLAIMS, ADMINISTRATIVE ACTIONS, AND LAWSUITS

     Except as to those matters which have been settled or otherwise resolved prior to the date hereof, Westower is not aware of and has not been served with, any notice or claim by any governmental agency, customer, employee or any other party whatsoever relating to: (a) the business or operations of Westower; (b) any infringement or misappropriation of any patent or other intellectual property right in connection with performance of the services provided by Westower and/or any equipment manufactured or sold by Westower; (c) any environmental claim associated with operations of Westower or the ownership or operation of any property or properties by Westower; (d) any claim of non-compliance by Westower under the Occupational Safety and Health Act, any foreign safety laws or other applicable governmental safety regulation; (e) any negligence claims or errors and omissions claims with respect to any services performed by Westower prior to the Closing Date or any goods or products sold by Westower prior to the Closing Date; (f) any violation of any term or condition of any permit or license held by Westower; (g) any Workers' Compensation statutes (other than matters as are not reportable on Form OSHA 200) and any other applicable worker health or safety, equal employment opportunity or discrimination, wage and hour, collective bargaining agreement, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description; or (h) any litigation of any type related in any way to the business and operations of Westower.

SECTION 5.14  INSURANCE

     Westower has all policies of fire, liability, title and other forms of insurance material to its business. All such policies will be in force on the Closing Date in accordance with their respective terms, including without limitation, with respect to any insured losses resulting from occurrences prior to the Closing Date. Westower is not in material default with respect to any provisions of any such policy and has not failed to give any notice or failed to present any material claim thereunder, as to which it has knowledge, in due and timely fashion.

SECTION 5.15  POOLING OF INTERESTS

     To Westower's Knowledge, there are no facts relating to Westower that preclude the transactions contemplated by this Agreement from qualifying for "pooling of interests" accounting treatment.

SECTION 5.16  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Since February 28, 1998, as relates to Westower, there has not been:

          (a) any loss, damage or destruction in the nature of a casualty loss or otherwise, whether covered by insurance or not, of any asset or assets, the destruction of which, taken singly or in the aggregate is material to the business and operations of Westower;

          (b) except for the risk of a general economic downturn or moratoria affecting Westower's business of the types described in documents Westower has caused to be filed with the SEC, to the knowledge of Stockholders, the adoption, promulgation or rescission of any statute, regulation, order, ordinance or other law, the adoption, promulgation or rescission of which materially and adversely affects any of the business and operations of Westower as they are currently being conducted;

          (c) any material failure to maintain the books and records of Westower in the usual, regular and ordinary manner and in accordance with good business practice and GAAP;

          (d) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of Westower or any direct or indirect redemption, purchase or other acquisition of any capital stock of Westower by or on behalf of Westower;

          (e) any issuance or sale by Westower of any of its or their stock, bonds or other securities;

          (f) any labor controversy or the threatening of any strike, work stoppage or slowdown materially affecting the business or assets of Westower;

          (g) any sale, sale/lease back transfer, or other disposition of any material tangible asset of Westower (material for purposes of this Section being any transaction or agreement having a value in excess of $100,000), except in the ordinary course of business, other than agreements relating to the purchase and sale of inventory and/or contract equipment in the ordinary course of business in excess of

$100,000, or any sale, assignment, transfer or other disposition of any of its material patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

          (h) any amendment, termination or waiver of any right of material value belonging to Westower;

          (i) any increase in the compensation payable or to become payable by Westower to any of its or their officers, employees or agents, other than normal merit and cost-of-living increases in accordance with the general prevailing practices of Westower existing prior to the date of this Agreement;

          (j) any changes with respect to Westower's ordinary and customary practices with respect to the invoicing of customers, the collection of any of the accounts receivable, and payment of any accounts payable; or

          (k) except for the risk of a general economic downturn or moratoria affecting Westower's business of the types described in documents Westower has caused to be filed with the SEC, any material change in the nature of the business of Westower.

SECTION 5.17  ENVIRONMENTAL LIABILITIES

     To Westower's Knowledge, in the operation of the business of Westower prior to the Closing Date, including but not limited to the ownership or operation of any real properties, Westower: (a) is not aware that it is in violation of any existing common law or any federal foreign, state or local laws, regulations, statutes or ordinances relating to personal injury arising out of Hazardous Substances (as such term is hereinafter defined) or protection of the environment (collectively, the "Environmental Laws"); (b) possesses all of the material permits, licenses, approvals and identification numbers required under any Environmental Laws for the operation of each of the Westower Facilities in the manner in which any such facility is presently operated, (c) is in compliance in all material respects with all permits, licenses and approvals required by any of the Environmental Laws for the operation of each of Westower Facilities in the manner in which each such facility is currently being operated, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (d) is not aware of any conditions that will affect the continued validity after the Closing Date of all such permits, licenses and approvals required by any Environmental Laws for the operation of any of the Westower Facilities in the manner in which it is currently being operated; (e) is not aware of the existence of any pending or threatened suits, proceedings, investigations or claims with respect to sites of, or the operations conducted at any of the Westower Facilities relating to the enforcement of any Environmental Laws or to determine the existence of any environmental liabilities; (f) is not aware of the existence of any pending or threatened suits, proceedings or claims by any third parties for damages or injunctive relief arising out of the presence of any emissions, discharges, releases or threatened releases, storage, transportation or the handling of pollutants, contaminants, regulated wastes or hazardous wastes (collectively, the Hazardous Substances) on or off the sites of any of Westower Facilities allegedly caused, directly or indirectly, by the operations of Westower at any such facility; (g) is not aware of the existence of any citizen complaint relating to the site of any of the Westower Facilities or the operations of Westower at any such facility; (h) other than normal wear and tear on equipment that may alter its performance, is not aware of any existing circumstances that may interfere with the continued compliance with any existing permit, license or approval required by statute or regulations for the operation of any of the Westower Facilities in the manner in which it is presently operated, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (i) is not aware of the occurrence of any spill discharge, deposit or other release of any Hazardous Substances, in excess of reportable quantities under Federal or state environmental laws and which has led or is likely to lead to enforcement actions by governmental agencies, at any of the Westower Facilities caused, directly or indirectly, by Westower; (k) is not aware of any asbestos conditions at any of the Westower Facilities; (1) is not aware of any transformers, fixtures or other electrical equipment containing PCB's installed in, affixed to or located at any of the Westower Facilities; (m) is not aware of any storage tanks, in excess of 250 gallons, for petroleum or hazardous substances located at any of the Westower Facilities, whether above ground, underground or within a structure;
(n) is not aware of any current or prior use of the premises of the Westower Facilities which would give rise to liability under any Environmental Laws; and
(a) is not aware of any potential liability under any Environmental Laws arising out of any pre-Closing utilization of or operations at any of the Westower Facilities by Westower or other third parties and has not been placed on notice of any claim of any governmental agency or other regulatory body claiming violation of any Environmental Laws or requiring any remediation or cleanup with respect to any of the Westower Facilities or requiring any change in the means or methods of operation of any such facility.

SECTION 5.18  ABSENCE OF QUESTIONABLE PAYMENTS

     To Westower's Knowledge, neither Westower nor any of its directors, officers, agents, employees or any other Person acting on behalf of Westower has used any of

Westower's funds for improper or unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others. Neither Westower nor any of its current directors, officers, agents, employees or any other Person acting on behalf of Westower has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. Westower has at all times complied, and is in compliance, in all material respects with the applicable provisions of the U.S. Foreign Corrupt Practices Act, as amended, and other applicable domestic and foreign laws and regulations relating to corrupt practices and similar matters.

SECTION 5.19  COMPLIANCE WITH LAWS

     To Westower's Knowledge, Westower has complied in all material respects with and is currently complying in all material respects with all applicable federal state and local statutes, regulations, orders, ordinances and other laws material to the ownership and use of the properties of Westower, the utilization of any properties leased by Westower and the operation of the business of Westower.

SECTION 5.20   EMPLOYEE BENEFIT PLANS

EMPLOYEE BENEFIT PLANS

     (a)  BENEFIT PLANS

     Westower has no plan or commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement or to modify or change any existing plan or arrangement, except with respect to the Westower's 401(k) Profit Sharing Plan, which is being revised to reflect changes in the laws governing tax-qualified pension plans made by the Tax Reform Act of 1986 and other legislative and regulatory actions.

     (b)  PENSION AND WELFARE BENEFIT PLANS

     Each of the "employee pension benefit plans" and the "employee welfare benefit plans, as such terms are defined in Sections 3(2) and 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently maintained by or contributed to by Westower is referred to in this Section as the "Plans. To Westower's Knowledge, each of the Plans has been administered in compliance with its terms and all filing, reporting, disclosure and other requirements of ERISA and the requirements of the Code have been satisfied with respect to each of the Plans.

     (c)  WITHDRAWAL LIABILITY

     No amount of "withdrawal liability" (as that term is used in Section 4201 of ERISA) has been or is reasonably expected to be assessed against Westower, nor is Westower otherwise aware of any facts or circumstances that could lead to assessment of withdrawal liability, nor has Westower been notified by any multi-employer plan (as that term is defined in Section 4001(a)(3) or ERISA) that such multi-employer plan is in reorganization or insolvency within the meaning of
Section 4241 or Section 4245 of ERISA or that such multi-employer plan intends to terminate or has terminated under Section 4041A of ERISA. To Westower's Knowledge, Westower has not withdrawn, either partially or completely, from any multi-employer plans.

     (d)  NO PROHIBITED TRANSACTIONS

     To Westower's Knowledge, neither any of the Plans nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) in connection with which any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (e)  NO PBGC LIABILITY

     As of the date of this Agreement, Westower is not aware and has received no notice that it has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any of the Plans or with respect to any other employee benefit plan maintained or contributed to by Westower that has been terminated or otherwise discontinued prior to the date of this Agreement. To Westower's Knowledge, the PBGC has not instituted proceedings to terminate any of the Plans. Westower has not received any notice of and has no knowledge of a "reportable event" (within the meaning of Section 4043(b) of ERISA). No Plan to which Title IV of ERISA applies has been terminated whose "date of termination" (within the meaning of Section 4048 of ERISA) occurred after September 1, 1974. To Westower's Knowledge, no event has occurred and there exists no condition or set of circumstances as of the date of this Agreement, which presents a material risk as of such date of the termination of any of the Plans which could result in any liability on the part of Westower to the PBGC.

     (f)  FULL PAYMENT TO PLANS

     Full payment has been made of all amounts which Westower is required to pay under the terms of each of the Plans as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. To Westower's Knowledge none of the Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement or the most recent contribution date as required under the terms of any such Plans if later.

     (g)  PLANS IN COMPLIANCE WITH LAWS

     To Westower's Knowledge, each of the employee benefit plans maintained or contributed to by Westower, including, without limitation, the Plans, is in compliance with applicable federal, state and local laws, including but not limited to ERISA and the applicable laws of jurisdictions outside of the United States. To the best of Westower's Knowledge each of the Plans that is intended to be "qualified" has been administered in accordance with the requirements of
Section 401(a) of the Code, but no determination letter has been requested or received from the IRS with respect to qualification of such Plans, and no facts or circumstances exist which would adversely affect the qualified status of the Plans, except that the Westower's 401(k) Profit Sharing Plan is being revised to reflect changes in the laws governing tax-qualified pension plans made by the Tax Reform Act of 1986 and other legislative and regulatory actions. No matter relating to any of the Plans is pending before any court or governmental agency. None of the representations set forth in this subsection (g) are given with respect to any multi-employer plan (as defined in Section 4001(a)(3) of ERISA) to which Westower contributes or has contributed.

SECTION 5.21  BLACKOUT PERIOD IN SECTION 6.12

     The restrictions imposed on Stockholders by Section 6.12 hereof are no more restrictive than the similar restrictions imposed on the Chief Executive Officer of Westower and the Chief Financial Officer.

SECTION 5.22  FULL DISCLOSURE

     No information furnished by Westower to Westower in connection with this Agreement (including, but not limited to, the financial statement attached as Exhibit 5.7 and all information in the Schedules and Exhibits hereto) is false or misleading in any material respect. Westower has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement not misleading.

                                  ARTICLE VI
                           COVENANTS OF STOCKHOLDERS

     Except as to the covenants in Sections 6.9 through 6.15, which apply post-Closing, Stockholders hereby covenant and agree from the date hereof to the Closing Date that, except for transactions expressly authorized by this Agreement, including transactions consented to in writing by Westower, they will or they will cause MJA to comply with the following:

SECTION 6.1  ACCESS TO PLANT AND RECORDS

     MJA will afford to the authorized representatives of Westower such access during regular business hours to the properties, books and records of MJA as Westower may from time to time reasonably request by prior notice.

SECTION 6.2  ORDINARY COURSE OF BUSINESS

     MJA will operate its business substantially as now operated and only in the ordinary course, and, to the extent consistent with such operation, it will use its best efforts to preserve intact its present business organization, to keep available the services of its present officers and key employees and to preserve its relationships with persons having business dealings with it. MJA will maintain its or their books, accounts and records in the usual, regular and ordinary manner in conformity with GAAP.

SECTION 6.3  MAINTENANCE OF PROPERTY

     MJA will maintain all of its assets in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and take all steps necessary to maintain its intangible assets, including without limitation, its patents, trademarks, tradenames, brand names, copyrights and any pending applications therefor.

SECTION 6.4  NO NEW MATERIAL AGREEMENTS

     MJA will not enter into any material leases, sale/lease back transactions, agreements for the purchase of fixed assets, exclusive services agreements, or other material agreements (material for purposes of this Section being any transaction or agreement having a value in excess of $100,000), other than agreements relating to the purchase and sale of inventory and/or contract equipment in the ordinary course of business in excess of $100,000.

SECTION 6.5  COMPENSATION

     MJA will not: (a) grant any increase in compensation other than normal merit and cost-of-living increases in accordance with MJA' general prevailing practices existing prior to the date of this Agreement to any officer, employee or agent, or (b) enter into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement, or arrangement, or any employment, compensation or consulting agreement except as required by law.

SECTION 6.6  INDEBTEDNESS

     MJA will not create, incur, assume guarantee or otherwise become liable with respect to any indebtedness for money borrowed or voluntarily create, incur, assume or guarantee any other indebtedness or obligation other than in the ordinary course of business.

SECTION 6.7  NO SECURITIES ISSUED

     MJA will not issue any shares of its common stock or enter into any contract, or grant any option, warrant or right, calling for the issuance of any shares, and will not create any securities convertible into any such shares or convertible into securities in turn so convertible, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such convertible security.

SECTION 6.8  REPURCHASE; DIVIDENDS

     Except for the distribution of $1,500,000 to the Stockholders, which will be part return of capital and part a distribution, MJA will not redeem, repurchase or otherwise acquire any common shares of MJA, or, without the consent of Westower, declare or pay any dividend in cash, securities or other property.

     For the covenants in Sections 6.9 through 6.15, Stockholders hereby covenant and agree, except for transactions authorized by this Agreement, including transactions consented to in writing by Westower, they will or they will cause MJA to comply with the following:

SECTION 6.9  TERMINATION OF STOCKHOLDERS AGREEMENT

     Each of the Stockholders agrees that he or she will enter into an agreement or agreement with the other Stockholders and MJA, effective on or prior to the Closing Date, providing for the termination of any stockholders agreement among the Stockholders with respect to the MJA Shares.

SECTION 6.10  COOPERATION

     The Stockholders will cooperate and will cause MJA to cooperate fully with Westower in promptly taking any and all action or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement, including but not limited to, cooperation in the filing of and the supply of any information required in order to complete the preparation by Westower of the Registration Statement (as such term is hereinafter defined) and any amendments thereto that may be requested or required by the Securities and Exchange Commission.

SECTION 6.11  REGISTRATION REQUIRED PRIOR TO SALE OF WESTOWER SHARES

     Each of the Stockholders agrees that he or she will not sell, transfer or otherwise assign any of the Westower Shares received by him or her until such time as permitted under Rule 144 of the Securities and Exchange Commission or a Registration Statement to be filed by Westower pursuant to the provisions of
Section 7.3 below becomes effective and during such time as such Stockholder may be engaged in a distribution of any of the Westower Shares, such Stockholder will comply with the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. In order to evidence such agreement, the Stockholders further agrees that following legend may be placed by Westower upon the certificates representing the Westower Shares: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 BUT HAVE BEEN ACQUIRED FOR INVESTMENT BY THE REGISTERED OWNER. THE REOFFER, RESALE, OR REDISTRIBUTION OF THESE SHARES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND WITH THE PROVISIONS OF CERTAIN AGREEMENTS TO WHICH THE CORPORATION IS A PARTY. COPIES OF SAID AGREEMENTS ARE ON FILE WITH THE SECRETARY OF THE CORPORATION.

SECTION 6.12  BLACKOUT PERIOD

     At any time after the effective date of the Registration Statement, if Westower is negotiating or involved in a significant transaction ("significant" for purposes of this Section being defined as an acquisition or disposition of, or a merger with, a business entity having assets or revenues exceeding 10% of Westower's consolidated assets or consolidated revenues) on written notice from Westower that it requires the suspension by the Stockholders of the distribution of any of the Westower Shares, then the Stockholders shall cease distributing the Westower Shares for such period of time (Blackout Periods), not to exceed 120 days from the time notice is sent until Westower informs the stockholders that the Blackout Period has been terminated. Upon notice by Westower to the Stockholders of such determination, the Stockholders covenant and agree that they shall (a) keep the fact of any such notice strictly confidential (b) promptly halt any offer, sale, trading or transfer of any of the Westower Shares for the duration of the Blackout Period, and (c) promptly halt any use, publication, dissemination or distribution of the shelf registration provided for herein, each prospectus included therein, and any amendment or supplement thereto by it and any of its affiliates for the duration of the Blackout Period.

SECTION 6.13  SHARE EXCHANGE

     Each of the Stockholders agrees that promptly following the execution of this Agreement he or she will approve the Plan of Share Exchange and will cause MJA to approve and execute the Plan of Share Exchange and to provide Westower with all materials and information necessary for Westower to file the Articles of Share Exchange with the Secretary of State of the State of Washington and will take all actions and do all things necessary, proper or advisable in order to consummate the Share Exchange and effect all the transactions contemplated by this Agreement.

SECTION 6.14  ELECTION TO CLOSE BOOKS

     Each of the Stockholders agrees to that promptly following the Closing he or she take whatever steps are necessary to cause MJA to sign and deliver to the Internal Revenue Service the Election to Close Books Upon S Corporation Termination and will execute the Consent of Shareholders to such election.

SECTION 6.15  TRANSFER OF PERMITS

     Michael J. Anderson controls M. J. Anderson Construction Corp. and, he and M.J. Anderson Construction Corp. will cause the licenses, permits, clearances, and authorizations listed on Exhibit 3.15 to be transferred to MJA or will apply for new such licenses, permits, clearances, and authorizations in the name of MJA.

                                  ARTICLE VII
                             COVENANTS OF WESTOWER

     Westower hereby covenants and agrees:

SECTION 7.1  CONFIDENTIALITY

     For itself and its affiliates, that it shall maintain in confidence and neither disclose to any third party nor make commercial use of all or any part of any information disclosed by Stockholders or MJA in connection with the transactions contemplated hereunder; provided, however, that the obligations contained in this Section shall not apply to such portions of such information which were known to Westower without obligation of confidentiality prior to disclosure to Westower by Stockholders or MJA, as the case may be, as demonstrated by competent documentary evidence in Westower's possession, or which properly became available to Westower, under conditions which do not restrict further disclosure, from a third party source who shall not have obtained such information either directly or indirectly from Stockholders or MJA or which now or hereafter comes into the public domain without fault on the part of Westower, or its employees. With respect to information disclosed to Westower related to the business and operations of MJA, the foregoing obligation of confidentiality shall apply prior to the Closing of the transactions contemplated by this Agreement, or, if no such Closing takes place, for a period of two (2) years from the date of this Agreement.

SECTION 7.2  WESTOWER'S COOPERATION

     Westower agrees that promptly following the signing of this Agreement it will approve the Plan of Share Exchange and will file the Articles of Share Exchange with the secretary of State of the State of Washington. Westower will cooperate fully with Stockholders and MJA in promptly taking any and all action or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

SECTION 7.3  REGISTRATION AND LISTING OF THE WESTOWER SHARES

     (a) Westower will use all commercially reasonable efforts: (a) to file with the Securities and Exchange Commission, within one hundred and eighty (180) days of the Closing Date, a registration statement ("Registration Statement") on Form S-3

(or other form appropriate for registration of the Westower Shares for resale to the public) under the Securities Act of 1933; and (b) thereafter, subject to reasonable diligence and practicality, to cause such Registration Statement to become effective and to remain effective until the date that is the earlier of:
(i) the date on which all of the Westower Shares have been sold by the Stockholders or (ii) one year after the Closing Date. To the extent that any of the Westower Shares are not listed with the American Stock Exchange on the date of this Agreement, on or before the date that Westower files the Registration Statement, Westower shall file with the American Stock Exchange a listing application with respect to such shares. Westower agrees that any legend placed on certificates representing the Westower Shares which restricts resale of the Westower Shares will be removed, upon the effectiveness of the Registration Statement.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 7.3 if (i) Form S-3 is not available for such offering by the Stockholders, or (ii) the Company shall furnish a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, in which event the Company shall have the right to defer such filing for up to two periods of no more than 120 days each after delivery of such certificate under this Section 2

     (c) If (but without any obligation to do so) Westower decides to register (including for this purpose a registration effected by Westower for shares other than the Westower shares) any of its common stock on a form that would be suitable for a registration involving Registrable Securities , the Company shall promptly give each Stockholder written notice thereof. Upon the written request of each such Stockholder given within 20 days after mailing of such written notice by the Westower, Westower shall use commercially reasonable efforts to cause to be registered under the 1933 Securities Act (as amended) all of the Registrable Securities specified in such written request. In the event that Westower decides, for any reason, not to complete the registration of shares of common stock other than the Registrable Securities, the Company shall have no obligation under this Section 7.3 to continue with the registration of the Registrable Securities.

     For purposes of this Section 7.3, the term "Registrable Securities" means any common stock of Westower issued or issuable in exchange for or in replacement of, the Westower Shares, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned, (ii) any Registrable Securities sold in a public offering pursuant to a Registration Statement filed with the SEC or sold to the public pursuant to Rule 144 promulgated under the Act, or (iii) any Registrable Securities which may be sold in the public market in a three-month period without registration under the Act pursuant to Rule 144.

SECTION 7.4  TAX MATTERS

     Westower makes no representation or warranty with respect to, and expressly disclaims any responsibility for, any Tax consequences to the Stockholders arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. Each of the Stockholders have consulted with his or her own tax advisor in such matter and shall be solely responsible for any such Tax consequences.

SECTION 7.5  ELECTION TO CLOSE BOOKS

     Westower agrees that promptly following the Closing it will cooperate in efforts, or cause MJA, to sign and deliver to the Internal Revenue Service the Election to Close Books Upon S Corporation Termination and will execute the Consent of Shareholders to such election.

                                 ARTICLE VIII
               CONDITIONS PRECEDENT TO STOCKHOLDERS' OBLIGATIONS

     The obligations of Stockholders to consummate the transactions provided for in this Agreement are, at the option of Stockholders, subject to satisfaction of the following conditions at or before the Closing Date:

SECTION 8.1  WESTOWER'S REPRESENTATIONS AND WARRANTIES

     All the covenants, terms and conditions of this Agreement to be complied with or performed by Westower at or before the Closing Date shall have been complied with and performed in all material respects. The representations and warranties made by Westower in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except that any representation or warranty that by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. A representation or warrant that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence.

SECTION 8.2  WESTOWER'S DELIVERY OF DOCUMENTS

     Westower shall have duly executed and delivered, or caused to be executed and delivered, to Stockholders, this Agreement and Westower's Closing Documents.

SECTION 8.3  STOCKHOLDER APPROVAL

     This Agreement and the Plan of Share Exchange shall have been approved and adopted by the affirmative vote of the Stockholders.

SECTION 8.4  OTHER APPROVALS

     All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated hereby (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

SECTION 8.5  NO LITIGATION

     No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated under this Agreement shall be pending or threatened.

SECTION 8.6  WAIVERS AND CONSENTS OBTAINED

     Westower shall have obtained all such consents, waivers, orders and approvals as may be necessary so as to cure, resolve or otherwise avoid any conflict, breach or default, lien creation or violation that would have been caused by consummation of the transactions contemplated hereunder had such consents, waivers, orders and approvals not been obtained.

                                  ARTICLE IX
                CONDITIONS PRECEDENT TO WESTOWER'S OBLIGATIONS

     The obligation of Westower to consummate the transactions provided for in this Agreement are, at the option of Westower, subject to satisfaction of the following conditions at or before the Closing Date:

SECTION 9.1  REPRESENTATIONS AND WARRANTIES

     All the covenants, terms and conditions of this Agreement to be complied with or performed by Stockholders on or before the Closing Date shall have been complied with and performed in all material respects. The representations and warranties made by Stockholders in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except that any representation or warranty that by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. A representation or warrant that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence.

SECTION 9.2  LEASE AGREEMENT

     MJA shall have entered into a valid and binding Lease Agreement, and recorded in the appropriate real property records Memorandum of Lease, in form suitable to Westower for MJA's continued use of the real property at its office in Palm Beach Gardens for an initial term of 2 years, with an option for MJA to renew such Lease Agreement for a term of five years upon the exercise of such option.

SECTION 9.3  STOCKHOLDERS' DELIVERY OF DOCUMENTS

     Stockholders shall have duly executed and delivered, or caused to be executed and delivered, to Westower this Agreement and the Stockholders' Closing Documents.

SECTION 9.4  OTHER APPROVALS

     All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated hereby (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

SECTION 9.5  NO LITIGATION

     No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated under this Agreement shall be pending or threatened.

SECTION 9.6  WAIVERS AND CONSENTS OBTAINED

     Stockholders shall have obtained all such consents, waivers, orders and approvals related to those matters listed on Exhibit 3.14 hereof, as may be necessary so as to cure, resolve or otherwise avoid any conflict, breach or default, lien creation or violation that would have been caused by consummation of the transactions contemplated hereunder had such consents, waivers, orders and approvals not been obtained.

SECTION 9.7  STOCKHOLDER APPROVAL

     This Agreement and the Plan of Share Exchange shall have been approved and adopted by the affirmative vote of the Stockholders.

SECTION 9.8  AFFILIATE LETTER; POOLING OF INTERESTS

     An affiliate letter in a form acceptable to Westower's accountants shall have been signed by the Stockholders, and each officer and director of MJA. MJA or its affiliates shall not have taken any action inconsistent with accounting for the transactions contemplated by this Agreement as a pooling of interests or Westower's accountants shall have advised Westower that the transactions contemplated by this Agreement cannot be accounted for under the pooling of interests method.

                                   ARTICLE X
                                INDEMNIFICATION

SECTION 10.1  INDEMNIFICATION BY STOCKHOLDERS

     Subject to consummation of the Closing and the further provisions of this
Section 10.1, Stockholders hereby severally (in proportion to their share ownership in MJA)agree to indemnify and hold Westower, its subsidiaries, parents, affiliates, officers, directors, agents and employees (collectively, the "Westower Indemnified Parties") harmless from and against and with respect to any Damages to any Westower Indemnified Parties as hereinafter defined, provided that: (a) the Stockholders have received notice from Westower of a claim for indemnification under this Section with respect to the matters covered by Section 3.7 prior to the expiration of the applicable statute of limitations with respect to such matters, and (b) the Stockholders have received notice from Westower of a claim for indemnification under Section 10.2 with respect to all other matters within one (1) year from the Closing Date. The term "Damages," as used herein, shall include any claim, action, loss, cost, expense, liability, penalty or interest or damage, including, without limitation, reasonable counsel fees, and all reasonable costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments resulting from, occurring in connection with, or arising out of any breach of any representation, warranty or covenant by any of the Stockholders made in the Agreement or in any of the Stockholders' Closing Documents. Notwithstanding anything to the contrary set forth in this Article X, indemnification of the Westower Indemnified Parties by the Stockholders shall in excess of the aggregate for any amounts in excess Ten Million U.S. Dollars ($10,000,000) plus attorneys' fees and other cost included in Damages.

     Notwithstanding anything to the contrary set forth in this Agreement, with respect to claims for indemnification pursuant to this Section 10.1, Westower Indemnified Parties will not be entitled to any indemnification, defense or holding harmless, from the Stockholders, and the Stockholders will not be required to indemnify, defend or hold harmless any of the Westower Indemnified Parties, for any Damages unless and until, and only to the extent that, such claims exceed Two Hundred Fifty Thousand U.S. Dollars ($250,000) in the aggregate, at which time the Stockholders shall be liable for all such Damages including the first $250,000.

     The representations and warranties of the Stockholders and MJA herein contained shall survive the Closing (y) with respect to matters covered by
Section 3.7 of this Agreement, solely for the period ending on the expiration of the applicable statutes or limitations, and (z) with respect to all other representations and warranties contained in Article III and IV of this Agreement, solely for a period of one (1) year from the Closing Date.

     The rights of the Westower Indemnified Parties under this Article X shall be their exclusive remedy with respect to any claim for Damages; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party to this Agreement of any of its rights or remedies arising by reason of any claim of fraud.

SECTION 10.2  NOTICE OF ASSERTED CLAIMS BY THIRD PARTIES

     If any claim or assertion of liability is made or asserted by a third party against a Westower Indemnified Party based on any liability or obligation which, if established, would entitle the Westower Indemnified Party to indemnification by the Stockholders, such Westower Indemnified Party shall with reasonable promptness give to the Stockholders written notice of the claim or assertion of liability and request the Stockholders defend the same, attaching to such notice copies of any documents evidencing such claim which the Westower Indemnified Party has received. Failure to so notify the Stockholders shall not relieve the Stockholders of any liability that the Stockholders might have to a Westower Indemnified Party. Within ten (10) days after such notice shall have been given, the Stockholders shall in writing advise the Westower Indemnified Party whether they elect to defend against such claim. The failure of the Stockholders to give such advice within such ten (10) period shall be deemed an election not to defend against such claim. In the event that such advice of election to defend is given within such ten (10) day period, then the Stockholders shall have the right to defend, at their expense, actively and in good faith against such claim with counsel of their own choice, which counsel choice shall be subject to the reasonable approval of Westower, including, without limitation, the right to settle and compromise such claim and to take such appeals as may be necessary or desirable in connection therewith. The Westower Indemnified Parties shall cooperate and assist in the defense of such claim, to the extent reasonably requested by the Stockholders and, in the event that the Westower Indemnified Parties desire additional counsel, they may retain such counsel as they may select at their expense. Counsel selected by the Stockholders and the Westower Indemnified Parties shall consult with and advise each other, but the control of all such litigation, including the compromise or settlement thereof and the taking of appeals, shall be determined by counsel for the Stockholders.

SECTION 10.3  INVESTIGATIONS; WAIVERS

     The right of the Westower Indemnified Parties to the indemnification provided in this Article X shall remain in effect notwithstanding any investigation at any time by or on behalf of any party hereto or any waiver by any party hereto of any condition to such party's obligations to consummate the transactions contemplated hereby.

                                  ARTICLE XI
                       TERMINATION; WAIVER AND AMENDMENT

SECTION 11.1  TERMINATION

     This Agreement may be terminated in any one of the following ways:

          (a) At any time on or prior to the Closing Date by the mutual consent in writing of the Stockholders and Westower; or,

          (b) On the Closing Date: (i) by the Stockholders, in writing, if the conditions set forth in Article VIII above hereof shall not have been met; or
(ii) by Westower, in writing, if the conditions set forth Article IX above shall not have been met; or,

          (c) By Stockholders or Westower, if the Closing shall not have occurred on or prior to May 31, 1998.

SECTION 11.2  WAIVER AND AMENDMENT

          (a) Westower, by written instrument signed by its authorized officer or representative, or the Stockholders, by a written instrument signed by Michael J. Anderson as representative of the Stockholders, may at any time extend the time for the performance of any of the obligations or other acts of any other party hereto and may waive, with respect to such other party, (i) any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, or (iii) the performance (including performance to the satisfaction of a party) of any obligation set out herein. Any waiver by any party of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be in writing and shall be without prejudice to the rights or remedies it may have arising out of any subsequent or different breach of the same or any other any representation, warranty, covenant or other agreement hereunder. Any waiver or extension hereunder executed by Michael J. Anderson as representative of the Stockholders shall likewise serve as a waiver or extension by all of the other Stockholders as well without further consent or writing by each of the Stockholders individually.

          (b) The provisions of this Agreement may not be changed, modified or amended except by way of a writing duly executed by each of the parties hereto. Any modification or amendment hereunder executed by Michael J. Anderson as representative of the Stockholders, shall likewise serve as a modification or extension by all of the Stockholders as well without a further consent or writing by each of the Stockholders individually.

                                  ARTICLE XII
                                 MISCELLANEOUS

SECTION 12.1  EXPENSES

     Other than the expense of MJA's professional advisors to the extent of $250,000 to be paid by MJA, each party shall pay its own expenses for the preparation and execution of this Agreement and in connection with the transactions contemplated hereby, whether or not this Agreement goes to Closing or terminates pursuant to the provisions of Article XI hereof. Likewise, Stockholders shall be responsible for payment of any expenses related to the preparation, execution and obtaining of any of Stockholders' Closing Documents and Westower shall be responsible for any expenses related to the preparation, execution and obtaining of any of Westower's Closing Documents. Following the Closing, in the event that MJA receives any bills or invoices for expenses that the Stockholders have agreed to pay pursuant to the provisions of this Section 12.1, then Westower shall promptly forward such bills or invoices to the Stockholders. The Stockholders will make payment of such bills or invoices promptly and in accordance with their terms of payment.

SECTION 12.2  COMPLIANCE WITH SECURITIES LAWS

     The Stockholders each agree, with respect to any reoffer, resale or redistribution of any of the Westower Shares received in connection with the Share Exchange, that they each will agree to comply with any federal or state securities laws, including but not limited to the Securities Act of 1933 which relate to any such reoffer, resale or redistribution.

SECTION 12.3  EXHIBITS INCORPORATED BY REFERENCE

     All exhibits and schedules to this Agreement referenced in this Agreement are, by such reference, incorporated herein.

SECTION 12.4  NOTICES

     Any notice, request, instruction or other document to be given hereunder by any party or parties hereto to the other parties will be effective upon receipt by the other parties if given in writing, delivered personally, mailed by registered or certified mail, postage paid, sent by commercial overnight delivery service, fees prepaid, or sent by confirmed facsimile transmission to the following addresses or facsimile transmission numbers:

     (a)  If to Stockholders, addressed to:

          Michael J. Anderson
          2260 Willsee Road
          Palm Beach Gardens, Florida 33410

          With a courtesy copy to:

          Michael Mitrione
          Gunster, Yoakley Valdes-Fauli & Stewart, P.A.
          Phillips Point, Suite 500 East
          777 South Flager Drive
          West Palm Beach, Florida  33401-6194

          Facsimile Transmission Number: 561-655-5677
          Confirmation Number:           561-655-1980

          Fred Faulkner, III
          P.O. Box 15086
          West Palm Beach, FL  33416

          James P. McDonald
          Bond Schoeneck & King
          1200 North Federal Highway
          Boca Raton, FL  33432

     (b)  If to Westower, addressed to:

          Mr. Peter Lucas
          Westower Corporation
          2653 151 Place NE
          Redmond, WA 98052

          Facsimile Transmission Number:
          Confirmation Number:

          With a courtesy copy to:

          Kurt Becker
          Perkins Coie LLP
          One Bellevue Center
          411-108th Avenue N.E. Suite 1800
          Bellevue, WA 98004

          Facsimile Transmission Number: 425-453-7350
          Confirmation Number:           425-453-6980

Failure to send a courtesy copy of any notice as provided above shall not make the provision of such notice defective. Any party hereto may direct in writing that notices or courtesy copies thereof be sent to other or additional addresses by like notice.

SECTION 12.5  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument. Confirmation by electronic transmission of a facsimile signature page shall be binding on any party so confirming.

SECTION 12.6  PARTY IN INTEREST

     This Agreement is made solely for the benefit of Westower and each of the Stockholders, and no other person, partnership, trust association or corporation shall acquire or have any right under or by virtue of this Agreement. This Agreement shall be binding on the parties hereto and their respective successors, heirs and assigns.

SECTION 12.7  ENTIRE AGREEMENT; WRITING REQUIRED TO AMEND

     This Agreement, including the Exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement.

SECTION 12.8  PARTIAL INVALIDITY

     If any term, provision, covenant or condition of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall continue in full force and effect.

SECTION 12.9  HEADINGS

     The sections headings provided in this Agreement are for convenience only and are in no way intended to affect the meaning or import of any of the language contained in this Agreement.

SECTION 12.10  PRECEDENCE OF DOCUMENTS

     In the event that there is a conflict between the terms of this Agreement and any other agreement, document, instrument and writing executed or entered into by any of the parties hereto with respect to any of the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall take precedence.

SECTION 12.11  CHOICE OF LAW; FORUM SELECTION

     This Agreement shall be governed by and construed according to the laws of the State of Washington. The federal and state courts located in King County, State of Washington, shall have the exclusive jurisdiction over any dispute under this

Agreement, and each of the undersigned consents to personal jurisdiction in such court.

SECTION 12.12  ENFORCEMENT COST

     Except as provided in Article X, if any civil action, arbitration, or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court cost, and all expenses if not taxable court costs (including, without limitation, all such fees, taxes, costs, and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes, and all other charges billed by the attorney to the prevailing party.

SECTION 12.13  EQUITABLE REMEDIES

     Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post an injunction bond, and/or to a decree for specific performance of the provisions of this Agreement.

SECTION 12.14  STOCKHOLDER ACCESS TO BOOKS AND RECORDS

     Within 10 days of receipt of notice in writing of any audit of, or deficiency notice to, MJA or the Stockholders which Westower receives with respect to taxes for years ending on or prior to the Closing Date, Westower will furnish a copy of such notice to Stockholders. Westower shall cooperate with and give Stockholders reasonable access during normal business hours on advance notice to the records of MJA for the period under examination and shall use its best efforts to furnish any other documents or instruments necessary to enable the Stockholders' representatives to properly defend the audit, deficiency or other proceedings. If the Stockholders' exercise their right to prepare and prosecute a tax refund claim, Westower will give Stockholders reasonable access to the records of MJA and any other documents and instruments necessary to enable the Stockholders' representatives to properly prepare and prosecute the refund claim.

SECTION 12.15  JOINT APPROVAL OF PRESS RELEASE

     All press releases and public announcements related to this Agreement and the transactions contemplated thereby must be approved in advance by Westower and the Attorney appointed under Section 1.6.

SECTION 12.16  SURVIVAL

     Without limiting of any other provision hereof, all provisions of this Agreement which by their terms require or may require performance after the Closing shall survive the Closing and for such period following the Closing as may be required for Westower, MJA or Stockholders', as the case may be, to fulfill their respective obligations thereunder; such provisions shall terminate by their terms thereafter.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement.

 /s/ Michael J. Anderson
______________________________
MICHAEL J. ANDERSON


 /s/ Constance S. Anderson
______________________________
CONSTANCE S. ANDERSON


 /s/ Fred Faulkner, III
______________________________
FRED FAULKNER, III


WESTOWER CORPORATION


By:  /s/ Peter Lucas                    Attest:
    __________________________                 _____________________________
Name: PETER LUCAS
Title: CHIEF FINANCIAL OFFICER


MJA COMMUNICATIONS CORP.


By:  /s/ Fred Faulkner,III              Attest:  /s/ Michael J. Anderson
    __________________________                 _____________________________
Name: PRESIDENT
Title: Authorized Representative

STATE OF FLORIDA                  )
                                  ) ss.
COUNTY OF PALM BEACH              )

     I, the undersigned notary public in and for the county aforesaid, do hereby certify that I am satisfied that MICHAEL J. ANDERSON personally did appear before me this day; that he is the same MICHAEL J. ANDERSON named in the foregoing instrument; that he did acknowledge that he had signed and delivered the foregoing instrument as his free and voluntary act and deed for the uses and purposes therein expressed, who is personally known to me or who has produced a motor vehicle driver's license as identification and who did not take an oath.

     GIVEN UNDER my hand and official seal this 29th day of May, 1998.

                                           /s/ Michael V. Mitrione
                              --------------------------------------------------
                              (Signature of Notary)

                                        Stamp of Michael V. Mitrione
                              --------------------------------------------------
                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State of Florida,
                              residing at                                      .
                                          -------------------------------------
                              My Commission Expires:                           .
                                                     --------------------------

STATE OF FLORIDA                  )
                                  ) ss.
COUNTY OF PALM BEACH              )

     I, the undersigned notary public in and for the county aforesaid, do hereby certify that I am satisfied that CONSTANCE S. ANDERSON personally did appear before me this day; that she is the same CONSTANCE S. ANDERSON named in the foregoing instrument; that she did acknowledge that she had signed and delivered the foregoing instrument as her free and voluntary act and deed for the uses and purposes therein expressed, who is personally known to me or who has produced a motor vehicle driver's license as identification and who did not take an oath.

     GIVEN UNDER my hand and official seal this 29th day of May, 1998.

                                        /s/ Michael V. Mitrione
                              --------------------------------------------------
                              (Signature of Notary)

                                      Stamp of Michael V. Mitrione
                              --------------------------------------------------
                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State of Florida,
                              residing at                                      .
                                          -------------------------------------
                              My Commission Expires:                           .
                                                     --------------------------

STATE OF FLORIDA                  )
                                  ) ss.
COUNTY OF PALM BEACH              )

     I, the undersigned notary public in and for the county aforesaid, do hereby certify that I am satisfied that FRED FAULKNER, III personally did appear before me this day; that he is the same FRED FAULKNER, III named in the foregoing instrument; that he did acknowledge that he had signed and delivered the foregoing instrument as his free and voluntary act and deed for the uses and purposes therein expressed, who is personally known to me or who has produced a motor vehicle driver's license as identification and who did not take an oath.

     GIVEN UNDER my hand and official seal this 29th day of May, 1998.

                                           /s/ Michael V. Mitrione
                              --------------------------------------------------
                              (Signature of Notary)

                                         Stamp of Michael V. Mitrione
                              --------------------------------------------------
                              (Print or stamp name of Notary)

                              NOTARY PUBLIC in and for the State of Florida,
                              residing at                                      .
                                          -------------------------------------
                              My Commission Expires:                           .
                                                     --------------------------